UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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MediaCo Holding Inc.
(Name of Registrant as Specified in Its Charter)
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MEDIACO HOLDING INC. 48 W. 25th Street, Floor 3 New York, New York 10010

June 27, 2025
Dear Shareholder:
The directors and officers of MediaCo Holding Inc. join me in inviting you to attend the virtual annual meeting of our shareholders on Friday, August 8, 2025, at 9:00 a.m. Eastern time, via virtual conference using www.virtualshareholdermeeting.com/MDIA2025. As in recent years, in order to prioritize the health and safety of our shareholders and maximize efficiency, we have decided to hold the meeting solely by means of remote communication (i.e., a virtual-only meeting).
The formal notice of this annual meeting and the proxy statement appear on the following pages and are accompanied by a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2024. After reading the proxy statement and other materials, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card, or by marking, signing and returning a physical proxy card by mail, to ensure that your votes on the business matters of the meeting will be recorded.
We hope that you will dial in to attend this meeting. Whether or not you attend, we urge you to submit your proxy promptly. In light of the meeting being held virtually, we strongly recommend that you vote your shares in advance of the annual meeting even if you plan to attend. Instructions on how to vote or change your vote are found in the sections entitled “Questions and Answers About this Annual Meeting—How do I vote my shares before the annual meeting?” and “Questions and Answers About this Annual Meeting—How can I change my vote?”
We look forward to talking to you on Friday, August 8, 2025.
Sincerely,
/s/ Albert Rodriguez
Albert Rodriguez
Chief Executive Officer and President
This proxy statement is dated June 27, 2025, and we mailed to our shareholders of record as of June 18, 2025 (other than those who previously requested electronic or paper delivery of our proxy materials) a notice of internet availability of proxy materials on or about that date.

MEDIACO HOLDING INC. 48 W. 25th Street, Floor 3 New York, New York 10010

Notice of Annual
Meeting of Shareholders

Time and Date: Friday, August 8, 2025, at 9:00 a.m. Eastern time	Location: via virtual conference using www.virtualshareholder meeting.com/MDIA2025.	Record Date: Only shareholders of record at the close of business on June 18, 2025, are entitled to notice of and to vote at this meeting and any adjournments or postponements of this meeting.

The annual meeting of the shareholders of MediaCo Holding Inc. will be held on Friday, August 8, 2025, at 9:00 a.m. Eastern time, via virtual conference using www.virtualshareholdermeeting.com/MDIA2025. As in recent years, in order to prioritize the health and safety of our shareholders and maximize efficiency, we have decided to hold the meeting solely by means of remote communication (i.e., a virtual-only meeting).
Holders of Common Shares of MediaCo will be asked to consider and vote on the following matters:

1	Election of three directors to our board of directors for terms of three years;
2	Approval of the 2025 Equity Compensation Plan as set forth in Exhibit A to the accompanying proxy statement;
3	An advisory vote to approve the compensation of our named executive officers;
4	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2025; and
5	Transaction of any other business that may properly come before the meeting and any adjournments or postponements.

We describe each of these proposals in more detail in the accompanying proxy statement, which you should read in its entirety before voting.
Only shareholders of record at the close of business on June 18, 2025, are entitled to notice of and to vote at this meeting and any adjournments or postponements of this meeting.
By order of the Board of Directors,
/s/ Michelle Lee
Michelle Lee
Secretary
New York, New York
June 27, 2025

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on August 8, 2025.
The proxy statement and annual report are available, free of charge, at www.proxyvote.com.
Also available on the website are the MediaCo proxy card, as well as additional voting information.

MEDIACO HOLDING INC.

48 W. 25TH STREET, FLOOR 3
NEW YORK, NEW YORK 10010
PROXY STATEMENT
In this proxy statement, MediaCo Holding Inc. is referred to as “we,” “us,” “our,” “our Company,” “the Company” or “MediaCo.”
Questions and Answers About this Annual Meeting
Q: Why did I receive this proxy statement?
As a MediaCo shareholder, you received this proxy statement because our board of directors (the “Board” or “Board of Directors”) is soliciting your proxy to vote at the annual meeting of shareholders. The annual meeting will be held on Friday, August 8, 2025, at 9:00 a.m., Eastern time, via virtual conference using www.virtualshareholdermeeting.com/MDIA2025.
This proxy statement summarizes the information you need to know to vote on an informed basis at the annual meeting; however, you do not need to attend the annual meeting to vote your shares. For information regarding how to vote your shares, see “How do I vote my shares before the annual meeting?” We expect to begin sending or otherwise making available this proxy statement, the annual report, notice of annual meeting and the proxy card(s) on or about June 27, 2025, to all shareholders entitled to vote.
Q: What am I voting on?
You are being asked to consider and vote on the following:
•	election of three directors to our Board of Directors for terms of three years;
•	approval of the 2025 Equity Compensation Plan as set forth in Exhibit A to this proxy statement
•	an advisory vote to approve the compensation of our named executive officers; and
•	ratification of the selection of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2025.
Q: Who is entitled to vote?
Holders of outstanding shares of MediaCo’s Class A Common Stock, par value $0.01 per share (“Class A Shares”) and holders of outstanding shares of MediaCo’s Class B Common Stock, par value $0.01 per share (“Class B Shares” and together with the Class A Shares, “Common Shares”) as of the close of business on June 18, 2025, the record date, are entitled to vote at the annual meeting. As of June 18, 2025, 48,264,309 Class A Shares and 5,413,197 Class B Shares were issued and outstanding. As of June 18, 2025, there were no shares of MediaCo’s Class C Common Stock, par value $0.01 per share, issued or outstanding.
Q: Has the Board of Directors made any recommendation with respect to each proposal?
The Board of Directors recommends that holders of Class A Shares vote FOR Colbert Cannon and that the holders of Class B Shares vote FOR Robert L. Greene and Deborah A. McDermott, the persons nominated by the Board to be elected as directors for terms of three years. The Board of Directors also recommends that holders of Common Shares vote FOR approval of the 2025 Equity Compensation Plan as set forth in Exhibit A to this proxy statement, FOR approval of an advisory resolution approving the compensation of our named executive officers, and FOR ratification of Deloitte & Touche LLP as our independent registered public accountants.
MediaCo Holding Inc.  1  2025 Proxy Statement

Q: What does it mean if I get more than one proxy card?
If you receive more than one proxy card, it means you hold Common Shares registered in more than one account. Sign and return ALL proxy cards to ensure that all your Common Shares are voted.
Q: What are the voting rights of the Common Shares?
Each Class A Share is entitled to one vote and each Class B Share is entitled to ten votes. Generally, the holders of Class A and Class B Shares vote together as a single group. However, the two classes vote separately in connection with the election of certain directors, certain “going private” transactions and other matters as provided by law.
At this annual meeting, the Class A and Class B Shares, respectively, will vote separately on the election of t the director candidates, with Colbert Cannon (the “Class A Director”) to be voted upon by the holders of Class A Shares and Robert L. Greene and Deborah A. McDermott (each, a “Class B Director”) to be voted upon by the holders of Class B Shares. The Class A and Class B Shares will together on the election of directors, the approval of the 2025 Equity Compensation Plan, the advisory resolution approving the compensation of our named executive officers and the ratification of Deloitte & Touche LLP as our registered public accountants. The Company knows of no other business to be presented for consideration at the annual meeting other than the items indicated herein. If other matters are properly presented at the annual meeting, the persons designated as authorized proxies on your proxy card may vote on such matters in their discretion.
Q: How do I vote my shares before the annual meeting?
If you hold your shares in your own name, you may submit a proxy by telephone, via the Internet or by mail.

Submitting a Proxy by Telephone:
You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern time on August 7, 2025, by calling the toll-free telephone number on the enclosed proxy card, (800) 690-6903. Telephone proxy submission is available 24 hours a day. Voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

Submitting a Proxy via the Internet:
You can submit a proxy via the Internet until 11:59 p.m. Eastern time on August 7, 2025, by accessing the website listed on your proxy card, www.proxyvote.com, and following the instructions you will find on the website. Internet proxy submission is available 24 hours a day. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

Submitting a Proxy by Mail:
If you choose to submit a proxy by mail, simply mark the appropriate proxy card, date and sign it, and return it in the postage paid envelope provided or to the address shown on the proxy card. Your proxy card must be received by the Secretary before the start of the meeting in order for your vote to be counted.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. You may also attend the annual meeting and vote in person.
If your shares are held in the name of a bank, broker or other holder of record, then you are the beneficial owner of shares held in “street name.” The notice of annual meeting, proxy statement, and accompanying materials have been forwarded to you by your broker, bank, or other holder of record that is considered the “holder of record” of those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record in voting your shares and you will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or Internet voting will depend on the bank’s or broker’s voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares.
MediaCo Holding Inc.  2  2025 Proxy Statement

Q: If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?
Stock exchange rules applicable to brokers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters. Your broker has discretionary voting authority under these rules to vote your shares on the ratification of Deloitte & Touche LLP as our independent registered public accountants. However, unless you provide voting instructions to your broker, your broker does not have discretionary authority to vote on the election of directors or the advisory resolution approving the compensation of our named executive officers. Therefore, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.
Q: How will my shares be voted if I give my proxy but do not specify how my shares should be voted?
If you provide specific voting instructions, your shares will be voted at the annual meeting in accordance with your instructions. If you return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf FOR each of the nominees for election as director, FOR approval of the 2025 Equity Compensation Plan as set forth in Exhibit A to this proxy statement, FOR approval of an advisory resolution approving the compensation of our named executive officers and FOR the ratification of Deloitte & Touche LLP as our independent registered public accountants.
Q: What is an “abstention” or a broker “non-vote” and how do they affect the vote?
An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. An abstention with respect to the election of directors is neither a vote cast “for” a nominee nor a vote cast “against” the nominee and, therefore, will have no effect on the outcome of the vote. Abstentions with respect to the advisory resolution approving the compensation of our named executive officers and the ratification of Deloitte & Touche LLP as our independent registered public accountants will also have no effect on the outcome of the vote.
A broker “non-vote” occurs when a broker or other nominee who holds shares for the beneficial owner is unable to vote those shares for the beneficial owner because the broker or other nominee does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote Common Shares for which no voting instructions have been provided by the beneficial owner only with respect to the ratification of Deloitte & Touche LLP as our independent registered public accountants. Brokers will not have discretionary voting power to vote Common Shares with respect to the election of directors, the approval of the 2025 Equity Compensation Plan or the advisory resolution approving the compensation of our named executive officers. Common Shares that are the subject of a broker non-vote are included for quorum purposes, but a broker non-vote with respect to a proposal will not be counted as a vote represented at the meeting and entitled to vote and, consequently, as a general matter, will have no effect on the outcome of the vote.
Q: How can I change my vote?
You may revoke your proxy at any time before it is exercised by:
•	Delivering to the Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the annual meeting;
•	Delivering to the Secretary an executed proxy bearing a later date, before the vote is taken at the annual meeting; or
•	Submitting a proxy on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted), before 11:59 p.m. Eastern time on August 7, 2025.
Any written notice of revocation, or later dated proxy, should be delivered to:
MediaCo Holding Inc.
48 W. 25th Street, Floor 3
New York, New York 10010
Attention: Michelle Lee, Secretary
MediaCo Holding Inc.  3  2025 Proxy Statement

Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Secretary before we begin voting at the annual meeting.
If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.
Q: Who will count the votes?
Representatives of Broadridge Financial Solutions, Inc. will count the votes.
Q: What constitutes a quorum?
A majority of the combined voting power of the outstanding Class A and Class B Shares entitled to vote at the meeting constitutes a quorum for the items to be voted on by the Common Shares at the annual meeting (i.e., counting one vote for each share of outstanding Class A Shares and ten votes for each share of outstanding Class B Shares, present in person or represented by proxy), except that a majority of the outstanding Class A Shares entitled to vote at the meeting constitutes a quorum for the election of the Class A Director and a majority of the outstanding Class B Shares entitled to vote at the meeting constitutes a quorum for the election of the Class B Directors.
Q: How many votes are needed for approval of each proposal?
The Class A Director will be elected by a plurality of the votes cast by the holders of outstanding Class A Shares entitled to vote in the election who are present, in person or by proxy, at the meeting. Consequently, the director nominee receiving the most votes of the holders of Class A Shares will be elected to fill the Class A Director position. Only votes cast FOR a nominee will be counted.
The Class B Directors will be elected by a plurality of the votes cast by the holders of outstanding Class B Shares entitled to vote in the election who are present, in person or by proxy, at the meeting. Consequently, the director nominees receiving the most votes of the holders of Class B Shares will be elected to fill the Class B Director positions. Only votes cast FOR a nominee will be counted.
The approval of the advisory resolution approving the approval of the 2025 Equity Compensation Plan, the compensation of our named executive officers and the ratification of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2025, require that the number of votes cast in favor of that proposal by holders of our outstanding Class A Shares and Class B Shares entitled to vote thereon, voting together, exceed the number of votes cast against the proposal by such holders of our outstanding Class A Shares and Class B Shares.
Q: What percentage of stock does our largest individual shareholder own and how does it intend to vote? What about executive officers and directors?
SG Broadcasting LLC (“SG Broadcasting”), is our largest single shareholder, beneficially owning approximately 80.0% of our Class A Shares and 100% of our Class B Shares as of June 18, 2025. Representatives of SG Broadcasting have informed us that they intend to vote for the nominees for election as Class B Director, for approval of the advisory resolution approving the compensation of our named executive officers and for the proposal regarding the ratification of the selection of Deloitte & Touche LLP as our independent registered public accountants. If SG Broadcasting does so, the election of each of the nominee for Class B Director, approval of the advisory resolution approving the compensation of our named executive officers and ratification of the selection of Deloitte & Touche LLP as our independent registered public accountants are expected to be approved because SG Broadcasting controls approximately 89.5% of the combined voting power of our outstanding Common Shares.
All directors and executive officers together own outstanding Class A Shares and Class B Shares representing less than 1% of the combined voting power of our outstanding Common Shares.
Q: Does MediaCo offer an opportunity to receive future proxy materials electronically?
Yes. If you are a shareholder of record, you may, if you wish, receive future proxy statements and annual reports online. If you elect this feature, you will receive either a proxy card or an e-mail message notifying you when the materials are available, along with a web address for viewing the materials. You may sign up for electronic delivery by marking and signing the appropriate spaces on your proxy card or by contacting our Investor Relations Department by e-mail at ir@MediaCoHolding.com or toll-free by phone at (866) 366-4703. If you received these materials electronically, you do not need to do anything to continue receiving materials electronically in the future.
MediaCo Holding Inc.  4  2025 Proxy Statement

If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.
Electronic delivery saves MediaCo money by reducing printing and mailing costs. It will also make it convenient for you to receive your proxy materials online. MediaCo charges nothing for electronic delivery. You may, of course, incur the usual expenses associated with Internet access, such as telephone charges or charges from your Internet service provider.
You may discontinue electronic delivery at any time. For more information, contact our Investor Relations Department by e-mail at ir@MediaCoHolding.com or toll-free by phone at (866) 366-4703.
Q: Who can attend the annual meeting?
All shareholders of record as of June 18, 2025, as well as holders of shares held in street name, may attend by dialing into 1-800-690-6903.
Q: Where will the meeting take place?
We intend to hold our annual meeting via virtual conference using www.virtualshareholdermeeting.com/MDIA2025. As in recent years, in order to prioritize the health and safety of our shareholders and maximize efficiency, we have decided to hold the meeting solely by means of remote communication (i.e., a virtual-only meeting).
Q: What do I do if I have additional questions?
If you have any questions prior to the annual meeting, please contact our Investor Relations Department by e-mail at ir@MediaCoHolding.com or toll-free by phone at (866) 366-4703.
MediaCo Holding Inc.  5  2025 Proxy Statement

Forward-Looking Statements
This proxy statement (this “proxy statement”) includes or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based upon management's assumptions, expectations, projections, intentions and beliefs about future events. In some cases, predictive, future-tense or forward-looking words such as “intend,” “plan,” “may,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” “forecast,” “should” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that could cause actual results to difference materially from the results anticipated in these forward-looking statements are contained in MediaCo Holding Inc.’s (the “Company”) periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”) under the heading “Risk Factors” and elsewhere, and other filings that the Company may make with the SEC. The Company cautions readers that the forward-looking statements included in this proxy statement represent our estimates and assumptions only as of the date of this proxy statement and are not intended to give any assurance as to future results. These forward-looking statements are not statements of historical fact and represent only our management's beliefs and expectations as of the date hereof, and involve risks and uncertainties that could cause actual results to differ materially and inversely from expectations expressed in or indicated by the forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, the Company cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. Accordingly, you should not unduly rely on any forward-looking statements.
The Company undertakes no obligation to update or revise any forward-looking statements contained in this proxy statement, whether as a result of new information, future events, a change in our views or expectations or otherwise except as required by the federal securities laws.
MediaCo Holding Inc.  6  2025 Proxy Statement

PROPOSAL 1:
Election of Directors
Three directors are to be elected by the holders of Common Shares. Each of Colbert Cannon, Robert L. Greene and Deborah A. McDermott have each been nominated for a term of three years and until their respective successors have been elected and qualified. Mr. Cannon, the Class A Director, will be elected by the Class A Shares voting separately as a single class. Mr. Greene and Ms. McDermott, the Class B Directors, will be elected by the holder of the Class B Shares voting separately as a single class. All nominees are currently members of the Board of Directors.
On April 17, 2024, MediaCo consummated the transactions contemplated by that certain asset purchase agreement, dated April 17, 2024 (the “Asset Purchase Agreement”) with Estrella Broadcasting, Inc., a Delaware corporation (“Estrella”), and SLF LBI Aggregator, LLC, a Delaware limited liability company (“Aggregator”) and affiliate of HPS Investment Partners, LLC (“HPS”), pursuant to which MediaCo, through a wholly-owned subsidiary, MediaCo Operations LLC (“Purchaser”), purchased substantially all of the assets of Estrella and its subsidiaries (other than certain broadcast assets owned by Estrella and its subsidiaries, and assumed substantially all of the liabilities of Estrella and its subsidiaries. In connection with such transactions, MediaCo entered into a shareholders’ agreement with SG Broadcasting (“SG Broadcasting”) and Aggregator (the “Shareholders Agreement”) that, among other things, provides Aggregator the right to designate up to three individuals for election to our Board (each such designee, an “Investor Director Designee”), subject to reduction and termination based on certain MediaCo stock ownership requirements (including that such designation right falls away upon Aggregator ceasing to beneficially own at least ten percent (10%) of the fully diluted MediaCo common stock for ten consecutive days). Mr. Cannon, as well as Jacqueline Hernández1 and Brett Pertuz, were designated by Aggregator pursuant to such rights and elected to the Board effective April 17, 2024.
If, at the time of the annual meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.
[1]	Jacqueline Hernández began to serve on the Board starting on October 29, 2024.
MediaCo Holding Inc.  7  2025 Proxy Statement

The Board believes that well-functioning boards consist of a diverse collection of individuals that bring a variety of complementary skills. Although the Board of Directors does not have a formal policy with regard to the consideration of diversity in identifying directors, diversity is one of the factors that the Board may, pursuant to its charter, take into account in identifying director candidates. Subject to any contractual commitments, the Board generally considers each director eligible for nomination in the broad context of the overall composition of our Board of Directors with a view toward constituting a board that, as a body, possesses the appropriate mix of skills and experience to oversee our business. The Board of Directors may actively seek candidates that embody elements of diversity in skills, ability, industry knowledge, experience, gender, race and ethnicity. The experience, qualifications, attributes, or skills that led the Board to conclude that each of the members of the Board of Directors should serve on the Board are generally described below
Name, Age, Principal Occupation(s) and Business Experience
Nominees for terms expiring in 2028:

Colbert Cannon	Age 49 | Class A Director (Director since April 2024)
Colbert Cannon is a Managing Director at HPS, an investment firm. Prior to joining HPS in 2017, Mr. Cannon was a Partner and Director of Research at Wingspan Investment Management, a distressed credit investment firm launched in 2013. Prior to Wingspan, Mr. Cannon was a Managing Director at Glenview Capital, where he led the Credit Investment effort from 2009 to 2012. Prior to joining Glenview, Mr. Cannon was a Principal at Audax Group, a Boston-based Private Equity firm. Mr. Cannon began his career in Mergers and Acquisitions Investment Banking at Goldman Sachs. Mr. Cannon holds an AB in Social Studies from Harvard College.

Mr. Cannon was designated by Aggregator pursuant to the Shareholders Agreement and as such elected to the Board effective April 17, 2024. Mr. Cannon brings to the Board an extensive background in financial analysis, operational oversight, and has served on the boards of several media companies.

Robert L. Greene	Age 57 | Class B Director (Director since January 2023)
Robert Greene has been the President and Chief Executive Officer of the National Association of Investment Companies, the industry trade association and largest network of diverse-owned alternative asset class investment firms, since February 2013. He was the Head of Investor Relations of Syndicated Communications Venture Partners, a venture capital firm, from June 2007 to December 2013. Mr. Greene currently serves on the board of directors of the Boy Scouts of America National Executive Board, the board of directors of Transworld Systems Inc., a privately held, private equity-backed company that provides debt collection services for Fortune 500 companies on a global basis, and the board of directors of Synergy Infrastructure Holdings, a privately held, private equity-backed company that is a leading provider of compact, heavy and pump equipment rentals. Previously, he also served on the board of directors and audit committee of Starboard Value Acquisition Corporation, a blank check company, which in July 2021 merged with Cyxtera Technologies, Inc. (Nasdaq: CYXT), a global leader in colocation and interconnection services.

Mr. Greene’s broad level of investment and board experience provides MediaCo with a diversified view into best practices across the operations, accounting, systems and fund raising.

MediaCo Holding Inc.  8  2025 Proxy Statement

Deborah A. McDermott	Age 71 | Class B Director (Director since November 2019)
Deb McDermott serves as CEO of Standard Media Group LLC, a broadcast and digital media company. She has a 25-plus year career leading broadcast groups- including COO of Media General, Inc. (“Media General”) and CEO-President of Young Broadcasting (“Young”). As CEO, she spearheaded Young’s successful mergers with Media General and LIN Media, ultimately, overseeing the combined company’s more than 70 television stations.

Among her many accomplishments, Ms. McDermott was inducted into the Broadcasting & Cable Hall of Fame in 2013 and the Library of American Broadcasting Foundation’s Giants of Broadcasting and Electronics Arts award in 2022. She currently serves on the ABC Board of Governors, the Board of Directors for Television Bureau of Advertising, National Association of Broadcasters and the International Radio and Television Society. She is also a member of C200 and CEO.org. Previously, Ms. McDermott served on the Board of Directors for the Country Music Association and Chair of the National Association of Television Program Executives (NATPE).

Directors whose terms expire in 2026:

Jacqueline Hernández	Age 59 | Class A Director (Director since April 2024)
Jacqueline Hernández served as MediaCo’s Interim Chief Executive Officer from April 17, 2024 to October 28, 2024. Ms. Hernández is a media executive who most recently was Founder and CEO of New Majority Ready, a marketing strategy and content development firm. Prior to starting her own company, she was President of Combate Americas, a leading Hispanic sports franchise. Prior to Combate Americas, Ms. Hernández was Chief Marketing Officer of NBC Universal Hispanic Enterprises and Content and Chief Operation Officer of NBC Universal’s Telemundo Enterprises. Prior to joining NBC Universal, Ms. Hernández was Publisher of People en Español and TEEN People. Prior to joining People en Español, she was Vice President Turner International Advertising. Prior to Turner, Ms. Hernández was Director of Marketing of TIME International. Prior to TIME, Ms. Hernández was Director of Targeted Advertising Sales for the Village Voice. Ms. Hernández began her career in advertising at the Boston Globe. Ms. Hernández currently sits on the board of Victoria’s Secret & Co. (NYSE: VSCO), and previously served on the board of Estrella Media, Inc. (“Estrella Media”). She holds a BA from Tufts University and an MBA from Baruch College.

Ms. Hernández was designated by Aggregator pursuant to the Shareholders Agreement and as such elected to the Board effective April 17, 2024 and began to serve on the Board as of October 29, 2024. Ms. Hernández brings business expertise in transforming business models for growth as well as a rich cultural fluency in understanding and connecting with multicultural consumers.

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Mary Beth McAdaragh	Age 61 | Class B Director (Director since November 2019)
Mary Beth McAdaragh has over 30 years of media production, distribution and marketing experience having been involved with the branding and marketing of some of the most recognizable television franchises in domestic and international syndication. She most recently served as Executive Vice President, Marketing/Affiliate Relations for CBS Media Ventures (a division of ViacomCBS). She was responsible for the Marketing and Affiliate Relations for the industry’s leading roster of first-run and off-network syndicated product including: Judge Judy, Dr. Phil, Wheel of Fortune, Jeopardy!, Entertainment Tonight, The Drew Barrymore Show, Rachael Ray and Inside Edition. In 2000, she was named Vice President, Marketing for NBC Enterprises, the then newly formed syndication division of NBC. There she developed domestic and international marketing campaigns for The Weakest Link, Fear Factor, and Access Hollywood. In 2006, upon the inception of 20th Century Fox’s new broadcast network, MyNetworkTV, McAdaragh produced a six-week, 30 city marketing and promotional tour across the United States to launch the new venture. She was then named Senior Vice President of Affiliate Relations where she was the key liaison between the Network and their 180+ broadcast station affiliates around the country. Ms. McAdaragh created and executive produced The Surreal Gourmet, a traveling cooking show which aired for five seasons on Food Network, and she has served as a business development and marketing consultant for both traditional media and new technology ventures.

Ms. McAdaragh graduated from South Dakota State University with a BA in Broadcast Journalism and is a member of the university’s Mass Communications Department Advisory Council. She is the recipient of numerous creative awards including two Daytime Emmy® Awards and PROMAX Gold Medallions. She is active in many trade and civic organizations and resides in Beverly Hills, California.

Amit Thakrar	Age 37 | (Director since August 2023)
Amit Thakrar has over 15 years of experience investing in private equity, public equity and special situations strategies across a broad range of industries including most recently as a Partner at Standard General LP, an SEC-registered investment advisor, (“Standard General”) beginning in 2019. Between 2010 and 2019, he worked at Davidson Kempner Capital Management, OMERS Private Equity, and CIBC World Markets. In addition, he has extensive operating experience, including serving as Executive Vice President of Standard Media Group LLC, a diversified national media company.

Mr. Thakrar received his MBA from Columbia Business School and a Bachelor of Commerce (Honors) from Queen’s University. Mr. Thakrar brings to the Board a strong investment, financial management and operational background in the media space.

MediaCo Holding Inc.  10  2025 Proxy Statement

Directors whose terms expire in 2027:

Andrew P. Glaze	Age 46 | Class B Director (Director since November 2019)
Andrew Glaze is the founder and has served as the Chief Investment Officer of Shiro Capital, a financial services company, since 2019. Prior to Shiro Capital, Mr. Glaze served as a Research Analyst at Standard General from 2016 to June 2019. Before joining Standard General, Mr. Glaze was a Managing Director at Claar Advisors, LLC, which he joined in 2014. Mr. Glaze was the founder, and, from 2009 through 2014, the Chief Investment Officer of Emys Capital, LLC. Prior to May 2009 he was an investment banking associate on the Consumer and Leveraged Finance teams at Merrill Lynch. Mr. Glaze began his career in the United States Army where he served as an officer for five years in the 1st Cavalry Division. As part of his service, Mr. Glaze deployed to Baghdad, Iraq for one year where he served with distinction as a Captain and Aviation Brigade Fire Support Officer. Mr. Glaze is a service-disabled veteran. He holds a B.S. from the United States Military Academy at West Point and an MBA from Columbia Business School, where he participated in the highly selective Value Investing Program. Mr. Glaze is a Chartered Financial Analyst.

Mr. Glaze is an experienced investment professional, with substantial expertise in making and supervising investments at all levels of the capital structure. His investment banking experience and investment experience allows Mr. Glaze to provide valuable insights to the Board on capital structure and prospective acquisition opportunities.

Brett Pertuz	Age 51 | Class A Director (Director since April 2024)
Brett Pertuz is a Managing Director at HPS. Prior to joining HPS in 2018, Mr. Pertuz worked in private equity as a Managing Director first with Bruckmann, Rosser, Sherrill & Co. and later with Altpoint Capital Partners. Mr. Pertuz began his career at Bain & Company in management consulting. Mr. Pertuz holds a BS from the University of Virginia and an MBA from Harvard Business School.

Mr. Pertuz was designated by Aggregator pursuant to the Shareholders Agreement and as such elected to the Board effective April 17, 2024. Mr. Pertuz brings to the Board substantial experience in the financial industry and in private equity and finance transactions. He has served on the boards of several private companies in a variety of industries.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that holders of Class A Shares vote FOR Colbert Cannon and holders of Class B Shares vote FOR Robert L. Greene and Deborah A. McDermott, the persons nominated by the Board to be elected as directors.

MediaCo Holding Inc.  11  2025 Proxy Statement

Security Ownership of Beneficial Owners and Management
As of June 18, 2025, there were 48,264,309 Class A Shares and 5,413,197 Class B Shares issued and outstanding. The Class A Shares are entitled to an aggregate of 48,264,309 votes and the Class B Shares are entitled to an aggregate of 54,131,970 votes. The following table shows, as of June 18, 2025, the number of shares and percentage of our Class A Shares and Class B Shares held by each person known to us to own beneficially more than five percent of the issued and outstanding Class A Shares or Class B Shares, by our named executive officers and our directors, and by our named executive officers and directors as a group. Unless otherwise specified, the address of each person listed is: c/o MediaCo Holding Inc., 48 W. 25th Street, Floor 3, New York, NY 10010.

	Class A Shares		Class B Shares		Total Beneficial Ownership of Outstanding MediaCo Interests(2)
Five Percent Shareholders, Directors, Nominees and Named Executive Officers	Amount and Nature of Beneficial Ownership Class A Shares(1)(2)	Percent of Class	Amount and Nature of Beneficial Ownership Class B Shares(1)	Percent of Class		Percent of Total Voting Power of Outstanding MediaCo Interests
Standard General, L.P.	42,945,193(3)	80.01%	5,413,197	100.00%	42,945,193	89.52%
Named Executive Officers:
Albert Rodriquez	—	*	—	—%	—	*
Debra DeFelice	71,425	*	—	—%	71,425	*
René Santaella	—	*	—	—%	—	*
Jacqueline Hernández	—	*	—	—%	—	*
Kudjo Sogadzi	27,364	*	—	—%	27,364	*
Brian Kei	—	*	—	—%	—	*
Directors:
Colbert Cannon	—	*	—	—%	—	*
Andrew P. Glaze	124,020	*	—	—%	124,020	*
Robert L. Greene	20,849	*	—	—%	20,849	*
Mary Beth McAdaragh	37,789	*	—	—%	37,789	*
Deborah A. McDermott	47,348	*	—	—%	47,348	*
Brett Pertuz	—	*	—	—%	—	*
Amit Thakrar	12,856	*	—	—%	12,856	*
All Executive Officers and Directors as a Group (11 persons)(4)	314,287	*	—	—%	314,287	*
Other 5% Shareholders:
HPS Group GP, LLC(5)	35,257,690	46.11%	—	—%	35,257,690	27.00%

*	Less than 1%.
(1)
Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the securities shown to be owned by such shareholder. The inclusion herein of securities listed as beneficially owned does not constitute an admission of beneficial ownership.

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(2)
As Class B Shares are convertible into Class A Shares at the election of the holder, the beneficial ownership reported herein assumes that the beneficial owner (and no other shareholder) elected to convert all Class B Shares beneficially owned by such beneficial owner into Class A Shares.

(3)
Includes 5,413,197 Class B Shares. All shares beneficially owned by Standard General are held by SG Broadcasting and certain funds. Soohyung Kim is the managing member and Standard General serves as investment manager for SG Broadcasting and such funds. Mr. Kim is the managing partner and chief investment officer of Standard General and a director of the general partner of Standard General. By virtue of the foregoing, Standard General and Mr. Kim may be deemed to beneficially own these shares. Each of Mr. Kim and Standard General disclaims beneficial ownership of the shares reported except to the extent of its or his pecuniary interest in such shares. The principal address of Standard General is 767 Fifth Avenue, 12th Floor, New York, NY 10153.

(4)
All Executive Officers and Directors as a Group does not include Kudjo Sogadzi, the Company’s former Interim President, and Brian Kei, the Company’s former Chief Operating Officer, since they were not serving as executive officers as of December 31, 2024.

(5)
Includes 28,206,152 Class A Shares issuable upon the exercise of the Class A Common Stock Purchase Warrant (the “Warrant”) issued by the Company to Aggregator on April 17, 2024. Scott Kapnick is the sole member of HPS Group GP, LLC, which is the non-member manager of Aggregator. Estrella Media is indirectly wholly owned by Aggregator. By virtue of the foregoing, Scott Kapnick, Aggregator and Estrella Media may be deemed to beneficially own these shares. The principal address of HPS Group GP, LLC is 40 W 57th Street, 33rd Floor, New York, NY 10019.

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Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and any beneficial owner of more than 10% of any class of our equity securities to file with the Commission initial reports of beneficial ownership and reports of changes in ownership of any of our securities. These reports are made on documents referred to as Forms 3, 4 and 5. Our directors and executive officers must also provide us with copies of these reports. We have reviewed the copies of the reports that we have received and any written representations that no Form 5 was required from the individuals required to file the reports that we have received, as well as reviewed Forms 3, 4 and 5 filed with the Commission. Based on this review, we believe that during the year ended December 31, 2024, each of our directors and executive officers and beneficial owners of more than 10% of any class of our equity securities timely complied with applicable reporting requirements for transactions in our equity securities, except (i) Mr. Brian Kei was late in filing his Form 3 in connection with his service as an executive officer and (ii) Mr. Kudjo Sogadzi was late in filing his Form 4 in connection with a grant of shares as compensation for service on the Board in August 2023.
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Corporate Governance
General
MediaCo aspires to the highest ethical standards for our employees, officers and directors, and remains committed to the interests of our shareholders and other constituents. We believe we can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. The Board has adopted formal corporate governance guidelines, as well as policies and procedures designed to foster the appropriate level of corporate governance. Some of these guidelines and procedures are discussed below. For further information, including electronic versions of our Code of Business Conduct and Ethics, our Corporate Governance Guidelines, our Audit Committee Charter, our Compensation Committee Charter, and our Complaint Procedure for Accounting and Auditing Matters, please visit the Corporate Governance section of our website (www.MediaCoHolding.com) located under the “Investors” heading.

Independent Directors
Our Board currently consists of eight members. Of these, our Board has determined that seven (Mses. McAdaragh and McDermott, and Messrs. Cannon, Glaze, Greene, Pertuz and Thakrar) qualify as “independent directors” under the listing standards of Nasdaq. In addition, MediaCo is a “Controlled Company” as defined in the Nasdaq listing standards. The Company is, therefore, pursuant to Nasdaq Marketplace Rule 5615(c)(2), exempt from certain aspects of Nasdaq’s listing standards relating to independent directors.
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Board Diversity
Pursuant to the Nasdaq’s Board Diversity Rules, below is the Board Diversity Matrix outlining diversity statistics regarding our Board. In addition to gender and demographic diversity, we also recognize the value of other diverse attributes that directors may bring to our Board, including veterans of the U.S. Military. We are proud to report that of our eight current directors, one is also a military veteran.
Board Diversity Matrix (as of June 18, 2025)

Total Number of Directors	8
	Female	Male
Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
African American or Black	—	2
Alaskan Native or Native American	—	—
Asian	—	1
Hispanic or Latinx	1	0
Native Hawaiian or Pacific Islander	—	—
White	2	2
Two or More Races or Ethnicities	—	—
LGBTQ+	—	—
Did Not Disclose Demographic Background	—	—

Code of Ethics
MediaCo has adopted a Code of Business Conduct and Ethics to document the ethical principles and conduct we expect from our employees, officers and directors. A copy of our Code of Business Conduct and Ethics is available in the Corporate Governance section of our website (www.MediaCoHolding.com) located under the Investors heading.
SECURITIES TRADING POLICY
We have adopted the MediaCo Securities Trading Policy, which governs the purchase, sale and other dispositions of our securities by all of our directors, officers and employees, as well as temporary employees, independent consultants and contractors, and their family members and any entities controlled by such insiders. Our securities trading policy is designed to promote compliance with insider trading laws, rules and regulations, as well as Nasdaq listing standards. In addition to the restrictions described above, it prohibits those who are subject to the policy from trading securities of any company, including MediaCo, while in possession of material non-public information, and from buying, selling or gifting our securities even if not in possession of such information during certain trading blackout periods, subject to limited exceptions. Our insider trading policy also imposes additional trading restrictions applicable to our directors, executive officers and certain employees. The foregoing summary of our securities trading policy does not purport to be complete and is qualified in its entirety by reference to the full text of the MediaCo Securities Trading Policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Leadership Structure and Risk Oversight
MediaCo’s Corporate Governance Guidelines provide that the chair of the Board (“Board Chair”) is to meet the independence requirements under the applicable The Nasdaq Stock Market, Inc. (“Nasdaq”) listing standards. Our Board has determined that our Board Chair, Deborah McDermott, is an “independent director” under Nasdaq rules. As Board Chair, Ms. McDermott is responsible
MediaCo Holding Inc.  16  2025 Proxy Statement

for, among other matters: (i) setting the agenda for and leading executive sessions of the independent directors, unless a lead director is otherwise appointed by the Board Chair; (ii) briefing the Chief Executive Officer (“CEO”) on issues arising in the executive sessions; (iii) coordinating and developing the agenda for meetings of the Board, in collaboration with the CEO; (iv) convening meetings of the independent directors as necessary or appropriate; and (v) if requested and appropriate, being available for consultation with major shareholders. The Board believes that this structure provides strong independent leadership and oversight for our Company and our Board.
The Board expects the Company’s management to take primary responsibility for identifying material risks the Company faces and communicating them to the Board, developing and implementing appropriate risk management strategies responsive to those risks with oversight from the Board, and integrating risk management into the Company’s decision-making processes. The Board, through the Audit Committee on a quarterly basis and as a full Board at least annually, regularly reviews information regarding the Company’s credit, liquidity and operational risks, as well as strategies for addressing and managing such risks. In addition, the Compensation Committee monitors the Company’s compensation programs so that such programs do not encourage excessive risk-taking by Company employees.
Communications with Independent Directors
Any employee, officer, shareholder or other interested party who has an interest in communicating with the Board Chair or any other MediaCo independent directors regarding any matter may do so by directing communication to Ms. McDermott addressed to Board Chair, c/o Corporate Secretary, MediaCo Holding Inc., 48 W. 25th Street, Floor 3, New York, New York 10010, by e-mail message to Chair@MediaCoHolding.com. The communication will be delivered to the independent directors as appropriate. For matters related to finance or auditing, a communication should specify that it is directed to the Audit Committee. For matters related to compensation, a communication should specify that it is directed to the Compensation Committee. Messages for any director or the Board as a whole may be delivered through the Board Chair as well.
Consideration of Candidates for Nomination as Director
The Board will consider and evaluate potential nominees submitted by holders of our Class A Common Stock, par value $0.01 per share (“Class A Shares”) to our corporate secretary on or before the date for shareholder nominations specified in the “Shareholder Proposals” section of the Company’s proxy statement. These potential nominees will be considered and evaluated using the same criteria as potential nominees obtained by the Board from other sources, subject to Aggregator’s rights to designate up to three individuals for election to the Board in accordance with the terms of the Shareholders Agreement.
In its assessment of each potential candidate, including those recommended by shareholders, the Board takes into account all factors it considers appropriate, which may include (a) ensuring that the Board, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the Commission), local or community ties, (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and related industries, independence of thought and an ability to work collegially, and (c) contractual and other obligations to nominate individuals recommended by SG Broadcasting. The Board also may consider the extent to which the candidate would fill a present need on the Board. After conducting an initial evaluation of a candidate, the Board would be expected to interview that candidate if it believes the candidate might be suitable to be a director and may ask the candidate to meet with certain directors and management. If the Board believes a candidate would be a valuable addition to the Board, it would expect to nominate that candidate as a director.
Certain Committees of the Board of Directors
The standing committees of our Board are the Audit Committee and the Compensation Committee. MediaCo is a “controlled company” within the meaning of the Nasdaq listing standards. As such, we are exempt from Nasdaq’s requirement that director nominees be selected exclusively by independent directors constituting a majority of the independent directors of the Board or that MediaCo have a nominations committee comprised solely of independent directors. Accordingly, MediaCo does not have a separate standing nomination and corporate governance committee comprised of independent directors. The responsibilities and functions normally associated with such committee are instead carried out by the full Board.
Audit Committee. The Audit Committee’s primary responsibility is to engage our independent auditors and otherwise to monitor and oversee the audit process. The Audit Committee also undertakes other related responsibilities as summarized in the Report of the Audit Committee, included in the Original Filing, and detailed in the Audit Committee Charter, which is available in the Corporate
MediaCo Holding Inc.  17  2025 Proxy Statement

Governance section of our website (www.MediaCoHolding.com) located under the “Investors” heading. The Board has determined that the members of the Audit Committee, Robert L. Greene (chair), Deborah McDermott, Mary Beth McAdaragh, Brett Pertuz and Amit Thakrar, are independent directors under the Exchange Act and the Nasdaq listing standards. The Board has determined that Mr. Greene is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K. In making such determination, the Board took into consideration, among other things, the express provision in Item 407(d) of Regulation S-K that the determination that a person is an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Audit Committee, nor shall it affect the duties and obligations of other Audit Committee members or the Board of Directors. The Audit Committee held four meetings during the last fiscal year.
Compensation Committee. The Compensation Committee reviews our compensation and benefit plans for executive officers to ensure that our corporate objectives are met, establishes compensation arrangements and approves compensation payments to members of our Board and our executive officers, and generally administers our equity incentive plans. The Compensation Committee’s charter is available in the Corporate Governance section of our website (www.MediaCoHolding.com) located under the “Investors” heading. The members of the Compensation Committee are Deborah McDermott (chair), Colbert Cannon, Amit Thakrar and Mary Beth McAdaragh, all of whom are independent directors under Nasdaq listing standards. The Compensation Committee held three meetings during the last fiscal year.
Additional Committees. The Company also has a Diversity, Equity and Inclusion Committee, the sole member of which is Andrew Glaze, who is an independent director under Nasdaq standards.
Meeting Attendance
In 2024, our Board held four meetings, either in person or by telephone. Each director attended at least 75% of the aggregate of (1) the total number of meetings of our Board held while he or she was a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served on the committee.
We believe that communication between our shareholders and the members of our Board of Directors is enhanced by the opportunity for personal interaction at our annual meeting of shareholders. Accordingly, we encourage the members of our Board of Directors to attend our annual meeting of shareholders whenever possible. Each of our directors who was in office at the time attended the Company’s annual meeting of shareholders in 2024, which was held in a virtual-only format.
Compensation of Directors
During 2021, the Compensation Committee authorized annual retainers of $75,000 for each director who is not an officer of Emmis, as well as the following retainers for certain committee chairs: $50,000 for Board Chair, $50,000 for Audit Committee Chair, $50,000 for Acquisition Committee Chair, $50,000 for Digital Committee Chair, $50,000 for COVID Committee Chair, and $100,000 for Diversity Committee Chair. However, these amounts remained subject to the previous decision by the directors, made in the summer of 2020, that each of the directors would reduce their annual $75,000 retainers by twenty percent, with Ms. McDermott reducing her retainer by forty percent. This reduction has remained in effect since that time and remains in effect for 2024, except that for 2024, the amount of the reduction is expected to be paid in Class A Shares upon the approval in the future of a new equity compensation plan. Mr. Cannon and Mr. Pertuz receive no compensation for their services on the Board.
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Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
J. Scott Enright	—	—	—	—	—
Andrew P. Glaze	110,000	—	—	—	110,000
Robert L. Greene	110,000	—	—	—	110,000
Mary Beth McAdaragh	60,000	—	—	—	60,000
Deborah A. McDermott	225,632	—	—	—	225,632
Jeffrey H. Smulyan	—	—	—	—	—
Patrick M. Walsh	—	—	—	—	—
Amit Thakrar	60,000	—	—	—	60,000
Jacqueline Hernández.	10,598	—	—	—	10,598

MediaCo Holding Inc.  19  2025 Proxy Statement

Transactions with Related Persons
Relationship and Agreements with Estrella Media
Asset Purchase Agreement
On April 17, 2024, MediaCo and Purchaser, entered into the Asset Purchase Agreement, pursuant to which Purchaser purchased substantially all of the assets of Estrella and its subsidiaries (other than certain broadcast assets owned by Estrella and its subsidiaries (the “Estrella Broadcast Assets”)) (the “Purchased Assets”), and assumed substantially all of the liabilities (the “Assumed Liabilities”) of Estrella and its subsidiaries.
MediaCo provided the following consideration for the Purchased Assets:
i.	A warrant (the “Warrant”) to purchase up to 28,206,152 Class A Shares;
ii.	60,000 shares of a newly designated series of MediaCo’s preferred stock designated as “Series B Preferred Stock” (the “Series B Preferred Stock”), the terms of which are described below;
iii.	A term loan in the principal amount of $30.0 million under the Second Lien Credit Agreement (as defined below) (the “Second Lien Term Loan”); and
iv.	An aggregate cash payment in the amount of approximately $30.0 million to be used, in part, for the repayment of certain indebtedness of Estrella and payment of certain Estrella transaction expenses.
The Class A Shares issuable upon the exercise of the Warrant and the shares of Class A Shares issuable upon the exercise of the Option Agreement (as defined below) represented approximately 43% of the outstanding shares of Class A Shares on a fully diluted basis (assuming the full exercise of the Warrant and the Option Agreement).
The Warrant, the shares of Series B Preferred Stock and the Second Lien Term Loan are initially held by an affiliate of HPS.
The Asset Purchase Agreement required MediaCo to prepare and file with the Commission a proxy statement to be sent to MediaCo shareholders relating to a special meeting of MediaCo shareholders (the “Shareholders Meeting”) to be held to consider approval of the issuance of shares of Class A Shares upon exercise of the Warrant and the issuance of shares of Class A Shares pursuant to the Option Agreement (the “Proposal”). The Board directed the Proposal be submitted to a vote at the Shareholders Meeting and recommended that MediaCo’s shareholders vote in favor of approval of the Proposal. On March 6, 2025, the shareholders voted to approve the Proposal.
The Asset Purchase Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature.
Option Agreement
On April 17, 2024, in connection with the Transactions contemplated by the Asset Purchase Agreement (the “Transactions”), MediaCo and Purchaser entered into an Option Agreement (the “Option Agreement”) with Estrella and certain subsidiaries of Estrella pursuant to which (i) Purchaser was granted the option to purchase 100% of the equity interests of certain subsidiaries of Estrella holding the Estrella Broadcast Assets (the “Option Subsidiaries Equity”) in exchange for 7,051,538 shares of Class A Shares, and (ii) Estrella was granted the right to put the Option Subsidiaries Equity to Purchaser for the same consideration beginning six months after the date of the closing of the Transactions (the “Closing Date”).
Voting and Support Agreement
On April 17, 2024, in connection with the Transactions, SG Broadcasting, the holder of shares of Class A Shares and Class B Shares representing a majority of the voting power of the shares of MediaCo, entered into a Voting and Support Agreement with MediaCo and Estrella (the “Voting and Support Agreement”), pursuant to which SG Broadcasting agreed to, among other things,
MediaCo Holding Inc.  20  2025 Proxy Statement

and subject to the terms and conditions set forth therein, at any meeting of MediaCo shareholders (including the Shareholders Meeting), or at any adjournment or postponement thereof, vote in favor of the Proposal and against any action or proposal that would reasonably be expected to prevent or materially delay consummation of the Proposal. The Voting Agreement also includes certain customary restrictions on SG Broadcasting’s ability to transfer its shares of MediaCo stock. The Voting Agreement will automatically terminate upon the date on which the Proposal is approved.
Warrant
On April 17, 2024, in connection with the Transactions, MediaCo issued the Warrant, which provides for the purchase of up to 28,206,152 shares of Class A Shares (the “Warrant Shares”), subject to customary adjustments as set forth in the Warrant, at an exercise price per share of $0.00001. Subject to certain limitations, the Warrant also provides that the Warrant holder has the right to participate in distributions on Class A Shares on an as-exercised basis. The Warrant further provides that in no event shall the aggregate number of Warrant Shares issuable to the Warrant holder upon exercise of the Warrant exceed 19.9% of the aggregate number of shares of common stock of MediaCo outstanding, or the voting power of such outstanding shares of common stock, on the business day immediately preceding the issue date for such Warrant Shares, calculated in accordance with the applicable rules of Nasdaq, unless and until the Proposal has been approved.
First Lien Term Loan
In order to finance the Transactions, MediaCo and its direct and indirect subsidiaries entered into a maximum $45.0 million first lien term loan credit facility, dated April 17, 2024 (the “First Lien Credit Agreement”), with White Hawk Capital Partners, LP, as term agent thereunder, and the lenders party thereto. Under the terms of the First Lien Credit Agreement, MediaCo received an initial term loan of $35.0 million on April 17, 2024 (the “Initial Loan”) and was provided with a subsequent delayed draw facility of up to $10.0 million that may be provided for additional working capital purposes under certain conditions (the “Delayed Draw” and the loans thereunder, the “Delayed Draw Term Loans”). The Initial Loan and Delayed Draw Term Loans are collectively referred to as the “First Lien Term Loans.” The proceeds of the Initial Loan were used to finance the Transactions, pay off certain existing indebtedness in connection therewith and pay related fees and transaction costs. The Initial Loan will mature on April 17, 2029, and each Delayed Draw Term Loan will mature on the date that is two years after the drawing of such Delayed Draw Term Loan. First Lien Term Loans will be subject to monthly amortization payments equal to 0.8333% of the initial principal amount of the First Lien Term Loans, and monthly interest payments at a rate of SOFR + 6.00%. The First Lien Term Loans are subject to a borrowing base in accordance with the terms of the First Lien Credit Agreement.
Second Lien Term Loan
In addition, MediaCo and its direct and indirect subsidiaries entered into a $30.0 million second lien term loan credit facility, dated April 17, 2024 (the “Second Lien Credit Agreement”), with HPS as term agent, and the lenders party thereto. Under the terms of the Second Lien Credit Agreement, MediaCo was deemed to receive the Second Lien Term Loan of $30.0 million on April 17, 2024 in exchange for the Transactions. The Second Lien Term Loan will mature on April 17, 2029 and will be subject to monthly interest payments at a rate of SOFR + 6.00%. The Second Lien Term Loans are subject to a borrowing base in accordance with the terms of the Second Lien Credit Agreement.
Shareholders Agreement
On April 17, 2024, in connection with the Transactions, MediaCo entered into a shareholders’ agreement with SG Broadcasting and Aggregator (the “Shareholders Agreement”). The Shareholders Agreement provides Aggregator (i) the right to designate up to three individuals for election to the Board (each such designee, an “Investor Director Designee”), subject to reduction and termination based on certain MediaCo stock ownership requirements (including that such designation right falls away upon Aggregator ceasing to beneficially own at least ten percent (10%) of the fully diluted MediaCo common stock for ten consecutive days), and (ii) certain consent rights over material actions taken by MediaCo.
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Registration Rights Agreement
On April 17, 2024, in connection with the Transactions, MediaCo entered into a registration rights agreement with SG Broadcasting and Aggregator (the “Registration Rights Agreement”), pursuant to which MediaCo has granted each of SG Broadcasting and Aggregator customary underwritten shelf takedown and piggyback rights with respect to the registration of shares of Class A Shares with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). In addition, MediaCo has agreed to prepare and file within three months of the Closing Date a registration statement covering the sale or distribution of shares of Class A Shares held by SG Broadcasting and Aggregator.
Network Affiliation and Supply Agreements
On April 17, 2024, in connection with the Transactions, Purchaser entered into a Network Program Supply Agreement (the “Network Program Supply Agreement”) with certain subsidiaries of Estrella that operate radio broadcast stations (the “Radio Stations”). Pursuant to the Network Program Supply Agreement, Purchaser has agreed to license certain programs and other material to the Radio Stations for distribution on the Radio Stations’ broadcast channels.
On April 17, 2024, in connection with the Transactions, Purchaser entered into a Network Affiliation Agreement (the “Network Affiliation Agreement”) with certain subsidiaries of Estrella that operate television broadcast stations (the “TV Stations”). Pursuant to the Network Affiliation Agreement, Purchaser has agreed to license certain programs and other material to the TV Stations for distribution on the TV Stations’ broadcast channels.
Relationship and Agreements with Emmis
MediaCo was formed by Emmis Communications Corporation (“Emmis”) in connection with a transaction (the “Emmis Transactions”) with SG Broadcasting that involved, among other things, Emmis conveying the assets of radio stations WBLS-FM and WQHT-FM (the “New York Radio Stations”) to MediaCo (the “Separation”) and distributing (the “Distribution”) all of MediaCo’s Class A Shares to all of Emmis’ shareholders pro rata. Emmis and the Company operate separately, each as an independent public company. In connection with the Separation, we and Emmis entered into certain agreements to affect the separation of our business from Emmis and govern our relationship with Emmis after the Separation. The following is a summary of the terms of the material agreements that we have entered into with Emmis. These summaries set forth the terms of the agreements that we believe are material and are qualified in their entirety by reference to the full text of such agreements.
Transaction Agreement
On June 28, 2019, we entered into a certain Contribution and Distribution Agreement with Emmis and SG Broadcasting (the “Transaction Agreement”). The Transaction Agreement sets forth our agreements with Emmis and SG Broadcasting regarding the principal actions to be taken in connection with the Transactions. The Transaction Agreement identified assets to be transferred, liabilities to be assumed and contracts to be assigned to the Company as part of the separation, and it provided for when and how these transfers, assumptions and assignments will occur.
Initial Contribution, SG Broadcasting Investment, Purchase Price and Adjustment. At the closing of the Emmis Transactions and pursuant to the terms of the Transaction Agreement, SG Broadcasting made an investment in MediaCo (the “Initial SG Broadcasting Investment”) consisting of $41,500,000 plus the $6,250,000 for additional working capital purposes. As consideration for the SG Broadcasting Investment, MediaCo issued to SG Broadcasting a convertible promissory note payable by MediaCo in the amount of $6,250,000 (the “Original SG Broadcasting Promissory Note”) and issued to SG Broadcasting 5,359,753 Class B Shares, which constituted all of the issued and outstanding Class B Shares, representing in the aggregate an approximately 76.28% equity ownership interest and 96.98% of the outstanding voting interests of MediaCo immediately following the Emmis Transactions. Contemporaneously, Emmis contributed the assets of the NY Radio Stations to MediaCo and MediaCo paid to Emmis the sum of $91,500,000 (the “Purchase Price”), issued the Emmis Promissory Note, secured the use of $5,000,000 of working capital from Emmis which was required to be repaid within nine months following the closing of the Emmis Transactions (and was so repaid), and issued to Emmis 1,666,667 Class A Shares, which constituted all of the issued and outstanding Class A Shares and represented in the aggregate approximately 23.72% equity ownership interest and 3.02% of the outstanding voting interests of MediaCo immediately following the Emmis Transactions. In connection with the Distribution, Emmis was issued an additional 16,619 Class A Shares in order to enable 0.1265 Class A Shares to be distributed for each share of Emmis common stock outstanding, and SG Broadcasting was issued an additional 53,444 Class B Shares to enable SG Broadcasting to retain its proportionate ownership percentage in MediaCo.
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Contemporaneously with the close of the Emmis Transactions, to fund the Purchase Price, the Company entered into a five-year senior secured term loan agreement (the “Senior Credit Facility”) by and among MediaCo Holding Inc., the other parties designated as borrowers thereto, the financial institutions from time to time party thereto, and GACP Finance Co., LLC, a Delaware limited liability company, as administrative agent and collateral agent. The Senior Credit Facility originally provided for initial borrowings of up to $50,000,000, which net proceeds, along with the proceeds from the Initial SG Broadcasting and the Original SG Broadcasting Promissory Note, were paid to Emmis as consideration for the NY Radio Stations, as well as one tranche of additional borrowings of $25,000,000. On December 13, 2019, the Company entered into an amendment and restatement of the Senior Credit Facility (the “Amended and Restated Senior Credit Facility”) to provide for an additional approximately $23,500,000 in incremental term loans, the proceeds of which were used to fund the Company’s obligations in connection with the transactions.
On December 9, 2022, following the consummation of the transactions contemplated by the Purchase Agreement, the Company repaid in full, without penalty, all of its obligations under the Senior Credit Facility, which was terminated at that time.
Indemnification. The Transaction Agreement provides for releases with respect to pre closing claims arising from the Emmis Transactions, and with respect to post Distribution claims, except as otherwise provided in the Transaction Agreement, indemnifications principally designed to place financial responsibility for obligations and liabilities allocated to MediaCo under the Transaction Agreement with MediaCo and financial responsibility for obligations and liabilities allocated to Emmis under the Transaction Agreement with Emmis. Other than in limited circumstances, Emmis shall only be responsible for certain breaches of representations and warranties if losses exceed one percent (1%) and the maximum recovery is limited to ten percent (10%) of the Purchase Price.
Other Matters Governed by the Contribution and Distribution Agreement. Other matters governed by the Transaction Agreement include, without limitation, access to financial and other information, insurance, confidentiality and access to and provision of records.
Emmis Promissory Note
The Emmis Convertible Promissory Note carries interest at a base rate equal to the interest on any senior credit facility of MediaCo, or if no senior credit facility is outstanding, of 6.00%, and an additional increase of 1.00% following the second anniversary of the date of issuance and additional increases of 1.00% following each successive anniversary thereafter. The Emmis Promissory Note has a maturity date of the fifth (5th) anniversary of its execution. Additionally, the Emmis Promissory Note will be payable in interest in kind through maturity, and will be convertible into Class A Shares at the option of Emmis beginning six (6) months after issuance and at a strike price equal to the thirty (30) day volume weighted average price of the Class A Shares on the date of conversion.
On August 19, 2022, Emmis exercised its right under the Emmis Convertible Promissory Note to convert thirty thousand dollars ($30,000.00) of the outstanding principal for 11,000 shares of the Company’s Class A Shares. On December 21, 2022, Emmis exercised its right under the Emmis Convertible Promissory Note to convert $0.9 million of the outstanding principal and $0.1 million of accrued but unpaid interest for 0.8 million shares of the Company’s Class A Shares.
The Emmis Convertible Promissory Note matured on November 25, 2024 and was settled in cash.
Shared Services Agreements
At closing of the Emmis Transactions, we entered into two Shared Services Agreements with Emmis. Historically, Emmis has operated radio stations WLIB AM and WEPN FM (which were retained by Emmis) from many of the same facilities and using many of the same personnel as used in the operation of NY Radio Stations. The Shared Services Agreements became operative as of the completion of the Separation to allow Emmis to continue to use MediaCo’s facilities, equipment and personnel consistent with past practices. Emmis is to reimburse MediaCo for all incremental out of pocket costs and expenses incurred by MediaCo in connection with this arrangement.
Antenna Site Agreement
At closing of the Emmis Transactions, we entered into an Antenna Site Agreement with WLIB. Historically, WBLS FM has used the antenna site owned by WLIB in Lyndhurst, New Jersey as an emergency backup site from which to broadcast WBLS FM’s programs in the event its other broadcast antennas are unavailable. The Antenna Site Agreement allows WBLS FM antenna space
MediaCo Holding Inc.  23  2025 Proxy Statement

on the WLIB tower, as well as ground space for WBLS FM transmission equipment. The Antenna Site Agreement is to last for an initial term of 20 years, with two automatic renewal periods of 10 years each, unless MediaCo provides notice to WLIB of its intention to not renew the lease for an additional term. MediaCo is to pay to WLIB an annual license fee of ten dollars ($10.00).
Previously Terminated Agreements
At closing of the Emmis Transactions, MediaCo entered into an Employee Leasing Agreement, a Management Agreement and a Local Programming and Marketing Agreement with Emmis. All of such agreements were terminated by mutual agreement prior to 2022.
Relationship and Agreements with SG Broadcasting
At the closing of the Emmis Transactions and pursuant to the terms of the Transaction Agreement, SG Broadcasting made the Initial SG Broadcasting Investment. As consideration for the Initial SG Broadcasting Investment, MediaCo issued to SG Broadcasting the Original SG Broadcasting Promissory Note and 5,359,753 Class B Shares, which constituted all of the issued and outstanding Class B Shares, representing in the aggregate an approximately 76.28% equity ownership interest and 96.98% of the outstanding voting interests of MediaCo immediately following the Emmis Transactions. Following closing of the Emmis Transactions, SG Broadcasting owns all of the issued and outstanding Class B Shares, representing an approximately 76.28% equity ownership interest and a 96.98% voting interest in MediaCo.
On February 28, 2020, MediaCo amended and restated the Original SG Promissory Note to allow SG Broadcasting to fund up to an additional $4 million (the “Amended and Restated SG Promissory Note”), and on March 27, 2020, further amended and restated the Amended and Restated SG Promissory Note to allow SG Broadcasting to fund up to an additional $9.75 million (the “Second Amended and Restated SG Promissory Note”). On September 30, 2020, SG Broadcasting loaned an additional $0.3 million to the Company pursuant to an additional SG Broadcasting Promissory Note (the “Second SG Promissory Note, and together with the Amended and Restated SG Promissory Note, the “SG Broadcasting Notes”). The SG Broadcasting Notes carry interest at a base rate equal to the interest on any senior credit facility, or if no senior credit facility is outstanding, of 6.00%, and an additional increase of 1.00% following the second anniversary of the date of issuance and additional increases of 1.00% following each successive anniversary thereafter. The SG Broadcasting Notes will have a maturity date of six (6) months after the fifth (5th) anniversary of execution of the Original SG Promissory Note. Additionally, the SG Broadcasting Notes will be payable in interest in kind through maturity. Subject to the Share Cap (as defined in Proposal 3), the SG Broadcasting Notes are convertible into Class A Shares at the option of SG Broadcasting at a strike price equal to the thirty (30) day volume weighted average price of the Class A Shares on the date of conversion. On July 28, 2022, SG Broadcasting exercised its right under the SG Broadcasting Promissory Notes to fully convert the outstanding principal and accrued but unpaid interest into the Company’s Class A Shares, and the 2019/2020 SG Broadcasting Promissory Notes were terminated at that time, while the May 2021 SG Broadcasting Promissory Note remains outstanding, but with no amounts outstanding as of December 31, 2022.
On April 17, 2024, SG Broadcasting entered into the Voting and Support Agreement. See “Transaction with Estrella” for more information.
On October 29, 2024, the Company and Standard Media Group LLC (“SMG”) entered into an Employee Leasing Agreement, effective as of October 1, 2024 (the “Leasing Agreement”). SMG is a wholly-owned subsidiary of Standard General. Standard General is an affiliate of the controlling shareholder of the Company, SG Broadcasting. Under the Leasing Agreement, the Company obtained the services of several SMG employees to serve various roles for the Company, including with respect to the legal, digital products, broadcast IT, and news operations function. The Leasing Agreement is an at-cost arrangement, with the Company paying only for a percentage of the actual cost of employing each leased employee, with no markup or service fees above the Company’s share of the actual fully-loaded cost of each leased employee.
MediaCo Holding Inc.  24  2025 Proxy Statement

Report of the Audit Committee
The following Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
The Audit Committee is a separately-designated, standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. It is composed of five directors the Board of Directors has determined are “independent directors” as defined by Nasdaq listing standards. The Audit Committee’s responsibilities are set forth in its written charter approved by the Board of Directors. The charter is reviewed annually by the Audit Committee. A copy of the Audit Committee charter may be found in the Corporate Governance section of our website (www.MediaCoHolding.com) located under the Investors heading. As required by Nasdaq listing standards, the Audit Committee has determined that its charter is adequate. The Audit Committee has also determined that its members meet the financial literacy requirements of Nasdaq listing standards.
Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report on the financial statements. The Audit Committee is responsible for the appointment, compensation, and oversight of the independent auditor. For the fiscal year ended December 31, 2024, the Audit Committee engaged Ernst & Young LLP to serve as the Company’s independent auditor, and Ernst & Young LLP served in such capacity with respect to the Company’s financial statements for that year. On May 7, 2025, the Company dismissed Ernst & Young LLP as the Company’s independent auditor and engaged Deloitte & Touche LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2025.
The Audit Committee has met and held discussions with management and Ernst & Young LLP with respect to the Company’s financial statements for the fiscal year ended December 31, 2024. As part of these meetings and discussions, the Audit Committee (i) discussed with the Company’s internal auditor and Ernst & Young LLP the overall scope and plans for their respective audits, (ii) met with the Company’s internal auditor and Ernst & Young LLP, with and without management present, to discuss the results of their procedures and evaluations, and (iii) discussed with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management processes. Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2024, were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee also discussed with Ernst & Young LLP matters required to be discussed by their professional standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by the applicable requirements of the Public Company Accounting and Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Board of Directors, upon the recommendation of the Audit Committee, has adopted an Auditor Independence Policy that, among other things, prohibits the Company’s independent auditor from performing certain non-audit services for the Company, requires prior approval of the Audit Committee for any services provided by the Company’s independent auditor, limits the hiring by the Company of former employees of the Company’s independent auditor who have worked on the MediaCo account and requires enhanced disclosure both to the Audit Committee and to shareholders of matters related to auditor independence.
The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accountants that firm’s independence. In addition, the Audit Committee (or the chairman of the Audit Committee with respect to engagements of less than $100,000) approves in advance all engagements of the Company’s independent auditor. The Audit Committee determined that Ernst & Young LLP’s provision of non-audit services to the Company as described in “Matters Relating to Independent Registered Public Accountants” is compatible with maintaining that firm’s independence.
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Based on these discussions and reviews, the Audit Committee determined that the audited financial statements for the Company’s last fiscal year should be included in our Company’s annual report on Form 10-K, and made a formal recommendation to the Board of Directors to that effect.
Robert L. Greene, Chair
Deborah McDermott
Mary Beth McAdaragh
Brett Pertuz
Amit Thakrar
MediaCo Holding Inc.  26  2025 Proxy Statement

Executive Compensation
During 2024, we experienced a transition of roles on our executive team following the transactions contemplated by the Asset Purchase Agreement. As of the end of 2024, we were managed by three executive officers: Albert Rodriguez, our Chief Executive Officer and President, who assumed that role on October 28, 2024; Debra DeFelice, our Chief Financial Officer, who assumed that role on September 26, 2024; and René Santaella, our Chief Operating Officer, who assumed that role on October 29, 2024. During 2024, we also had two other principial executive officers, who served on an interim basis and are listed in the following table based on applicable provisions of Regulation S-K: Jacqueline Hernández served as our principal executive officer from April 17, 2024 to October 28, 2024 and Kudjo Sogadzi served as our principal executive officer from October 11, 2023 through April 17, 2024. In addition, Brian Kei served as our Chief Operating Officer from April 18, 2024 through October 24, 2024, and is also listed in the following table based on applicable provisions of Regulation S-K.
The following table sets forth the compensation awarded to, earned by, or paid to Mr. Rodriguez, Ms. DeFelice, Mr. Santaella, Ms. Hernández and Mr. Sogadzi, as approved by the Compensation Committee of our Board, which has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to the executives is fair, reasonable and competitive
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)(1)	Total ($)
Albert Rodriguez Chief Executive Officer and President	2024	186,723	—	—	—	—	186,723
Debra DeFelice Chief Financial Officer	2024	226,862	45,000	—	—	305	272,167
René Santaella Chief Operating Officer	2024	408,854	361,200	—	—	—	770,054
Jacqueline Hernández Former Interim Chief Executive Officer	2024	510,203	—	—	—	—	510,203
Kudjo Sogadzi Former Principal Executive Officer	2024	232,342	—	—	—	176	232,518
	2023	92,308	—	100,001(2)	—	176	192,485
Brian Kei Former Chief Operating Officer	2024	450,694	709,500	—	—	47,594	1,207,788

(1)	These amounts represent:
•	for Ms. DeFelice and Mr. Sogadzi, $305 and $176, respectively, for payments of premiums on long-term disability insurance.
•	for Mr. Kei, consists of payments made upon his separation from the Company, including for accrued and unused paid time off.
(2)	$100,001 reflects the aggregate grant date fair value of stock awards granted to Mr. Sogadzi in 2023, computed in accordance with ASC Topic 718.
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Outstanding Equity Awards At Year -End 2023

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Albert Rodriguez	—	—	—	—	—	—
Debra DeFelice	—	—	—	—	—	—
René Santaella	—	—	—	—	—	—
Jacqueline Hernández	—	—	—	—	—	—
Kudjo Sogadzi	—	—	—	—	87,741	100,025
Brian Kei	—	—	—	—	—	—

(1)	Calculated using the $1.14 closing price of our Class A Shares on December 31, 2024.
Retirement Plan
The Company sponsors a Section 401(k) retirement savings plan that is available to substantially all employees 18 years of age and older who have at least 30 days of service. Employees may make pre-tax contributions to the plan of up to the annual limit prescribed by the Internal Revenue Service (“IRS”). The Company may make discretionary matching contributions to the plans in the form of cash.
Policies and Practices Related to the Grant of Certain Equity Awards
In response to Item 402(x)(1) of Regulation S-K, the Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing
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PROPOSAL 2:
Approval of the 2025 Equity Compensation Plan
On June 20, 2025, our board of directors adopted the MediaCo Holding Inc. 2025 Equity Compensation Plan (the “2025 Plan”), subject to shareholder approval. The purpose of the 2025 Plan is to attract, retain, and motivate employees of, consultants and advisors to, and non-employee directors providing services to, the Company and its subsidiaries, and to promote the success of the Company’s business by providing participants with a proprietary interest in the performance of the Company and its subsidiaries. As of June 20, 2025, there were approximately ten (10) employees, seven (7) non-employee directors and two (2) consultants and advisors who would have been eligible for participation in the 2025 Plan.
The 2025 Plan is intended to replace the MediaCo Holding Inc. 2021 Equity Compensation Plan and MediaCo Holding Inc. 2020 Equity Compensation Plan (the “Prior Plans”). No additional grants will be made under either of the Prior Plans if the 2025 Plan is approved by our shareholders. Outstanding grants under the Prior Plans will continue in effect according to their terms as in effect before the effective date of the 2025 Plan (subject to such amendments as the plan administrator determines, consistent with the terms of the Prior Plans, as applicable). The shares underlying outstanding grants under the Prior Plans will not be issued or transferred under the 2025 Plan.
Our Board is seeking shareholder approval of the 2025 Plan in order to (a) meet the NASDAQ listing requirements, (b) allow incentive stock options that may be awarded under the 2025 Plan to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, (c) maintain a limit on annual compensation of non-employee directors, and (d) conform to good corporate governance practices.
Summary of Material Terms
The following summary of the principal provisions of the 2025 Plan is qualified by reference to the full text of the 2025 Plan, which is attached to this proxy statement as Exhibit A. The 2025 Plan, if approved by shareholders, permits the delivery of a maximum of five million (5,000,000) Class A Shares. The Board’s expectation is that these shares would satisfy MediaCo’s equity compensation needs for at least two years. As of June 20, 2025, the Class A Shares subject to the 2025 Plan had an aggregate market value of $5,350,000 based on a closing price of $1.07 per Class A Share.
Awards Generally: Pursuant to the 2025 Plan, we may grant to employees and other service providers equity awards in respect of our Class A Shares as well as awards in respect of cash amounts. Under the 2025 Plan, awards may be granted in the form of options, restricted stock, restricted stock units, stock appreciation rights, performance awards, dividend equivalent rights, cash-based awards and other share-based awards.
Administration: The 2025 Plan will be administered by the compensation committee of our board of directors, unless the board elects otherwise (such plan administrator, the “Administrator”). The Administrator will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2025 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2025 Plan. The Administrator will have full discretion to administer and interpret the 2025 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.
Plan Term: The 2025 Plan will terminate on the tenth (10th) anniversary of its effective date, unless terminated earlier by our board of directors.
Eligibility: Under the 2025 Plan, individuals entitled to receive awards, or “Eligible Individuals,” include non-employee directors, officers, employees, consultants, and certain advisors providing services to our Company or any of our subsidiaries, as well as any individual to whom our Company or one of our subsidiaries has extended a formal, written offer of employment; provided that any such prospective employee may not receive any payment or exercise any right relating to an award under the 2025 Plan until such person has commenced employment. “Eligible Individuals” also include holders of substitute awards (described further below). The Administrator will determine which Eligible Individuals will receive grants of awards.
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Types of Awards Available: Under the 2025 Plan, the Administrator may grant any of the following types of awards to an Eligible Individual (to the extent permitted by applicable law): incentive stock options (“ISOs”) and nonqualified stock options (“NSOs,” together with ISOs, “Options”); stock appreciation rights (“SARs”); restricted stock; restricted stock units (“RSUs”); performance awards; dividend equivalent rights (“DERs”); cash-based awards; and other share-based awards (each, as described further below) (each type of award is considered an “Award”).
Shares Available: Subject to any adjustment as provided in the 2025 Plan, up to five million (5,000,000) Class A Shares may be issued pursuant to Awards granted under the 2025 Plan (the “Share Pool”). The Share Pool will not be subject to automatic increase.
Nonemployee Director Limit: The maximum aggregate dollar amount of cash and fair market value of Class A Shares that may be the subject of Awards granted to any non-employee director in any calendar year may not exceed $1,000,000 for the year of appointment and $300,000 for any subsequent year. The value of equity awards will be determined based on the grant date fair value of the Award.
Share Recycling: Class A Shares subject to an Award will become available again for issuance pursuant to the 2025 Plan if the shares (a) are not issued because the Award terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares; (b) are repurchased by our Company or an affiliate following the issuance for a price per share that is less than or equal to the price per share paid by the participant; (c) are tendered or withheld to pay the exercise price or to satisfy tax withholding obligations associated with any Award; or (d) are settled in cash (i.e., the participant receives cash rather than Class A Shares).
Substitute Awards: Awards may be granted under the 2025 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines. These substitute awards are not counted against the share limit.
Stock Options: The Administrator may grant Options (which may be ISOs or NSOs) to Eligible Individuals. An ISO is an Option intended to qualify for tax treatment applicable to ISOs under Section 422 of the Code. An ISO may be granted only to Eligible Individuals who are employees of our Company or any of our subsidiaries. No more than five million (5,000,000) Class A Shares may be issued under the 2025 Plan upon the exercise of ISOs. An NSO is an Option that is not subject to statutory requirements and limitations required for certain tax advantages allowed under Section 422 of the Code.
Vesting and Exercise Periods: Each Option granted under the 2025 Plan may be subject to certain vesting requirements and will become exercisable in accordance with the specific terms and conditions of the Option, as determined by the Administrator at the time of grant and set forth in an Award agreement. The term of an Option generally may not exceed ten (10) years from the date it is granted (five (5) years in the case of an ISO granted to a greater than ten percent (10%) shareholder). Each Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until its expiration or termination, unless otherwise provided in the applicable Award agreement.
Exercise Price; Method of Exercise: The purchase price per Class A Share with respect to any Option granted under the 2025 Plan will be determined by the Administrator, provided that (except as provided by the Administrator for substitute awards) it may not be less than 100% of the fair market value of a Class A Share on the date the Option is granted (110% in the case of an ISO granted to a greater than ten percent (10%) shareholder). The exercise price may be paid (a) in cash or its equivalent (e.g., a check), (b) if permitted by applicable law and the Administrator or set forth in the applicable Award agreement, by way of transfer, either actually or by attestation, to our Company of Class A Shares, such transfer to be upon such terms and conditions as determined by the Administrator or (c) if permitted by applicable law and the Administrator or set forth in the applicable Award agreement, in the form of a transfer of other property. In addition, (i) the Administrator may provide for the payment of the exercise price through withholding of Class A Shares as a result of which the number of shares issued upon exercise of an Option would be reduced by a number of shares having a fair market value (as defined in the 2025 Plan) equal to the exercise price; and (ii) an Option may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Administrator. We will not issue fractional Class A Shares.
Limits on Incentive Stock Options: In order to comply with the requirements for ISOs in the Code, if any person holds ISOs granted under the 2025 Plan in respect of Class A Shares with an aggregate fair market value in excess of $100,000 (as determined on the applicable date of grant) that would be exercisable for the first time during any one calendar year, such Options will be treated as NSOs according to the order in which they were granted, such that the most recently granted Options are first treated as NSOs.
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Stock Appreciation Rights: The Administrator may grant stock appreciation rights (“SARs”) to Eligible Individuals on terms and conditions determined by the Administrator at the time of grant and set forth in an Award agreement.
Vesting; Amount Payable: The Administrator will determine the terms by which a SAR will vest and become exercisable, which terms will be set forth in an Award agreement. A SAR is a right granted to a participant to receive an amount equal to the excess of the fair market value of a Class A Share on the date of exercise of such SAR over the fair market value of a Class A Share on the date the SAR was granted. A SAR may be settled or paid in cash, Class A Shares or a combination thereof, in accordance with its terms.
Duration: Each SAR will be exercisable or be forfeited or expire on such terms as the Administrator determines. Except in limited circumstances, a SAR may not have a term greater than ten (10) years.
Prohibition on Repricings: The Administrator will have no authority to (a) make any adjustment or amendment (other than in connection with certain changes in capitalization or certain corporate transactions in accordance with the terms of the 2025 Plan, as generally described below) that reduces, or would have the effect of reducing, the exercise price of an Option or the base price of a SAR previously granted under the 2025 Plan or (b) cancel for cash or other consideration any Option whose exercise price or SAR whose base price is greater than the fair market value per share, unless, in either case, our shareholders approve such adjustment or amendment.
Dividend Equivalent Rights: The Administrator may grant DERs, either in tandem with an Award or as a separate Award, to Eligible Individuals on terms and conditions determined by the Administrator at the time of grant and set forth in an Award agreement. DERs are rights to receive cash or Class A Shares based on the value of dividends that are paid with respect to the Class A Shares. Amounts payable in respect of DERs may be paid currently or may be deferred until the lapsing of restrictions on such DERs or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the DERs relate; provided, however, that a DER granted in tandem with another Award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the Awards with respect to which such dividends are payable. The Administrator will determine whether amounts payable in respect of DERs are to be held in cash or reinvested in Class A Shares or deemed (notionally) to be reinvested in Class A Shares. DERs may be settled in cash or Class A Shares or a combination thereof, in a single installment or multiple installments, as determined by the Administrator.
Performance Awards: The Administrator may grant Awards subject to performance-based vesting conditions (“Performance Awards”), including certain performance objectives enumerated in the 2025 Plan, on terms and conditions determined by the Administrator at the time of grant and set forth in an Award agreement. The value of the Award depends on the level of the participant’s and/or our achievement of the performance objectives during a specified period, as outlined in the Award agreement, or at such other time(s) as the Administrator may determine that the Performance Award has vested. The Administrator may adjust an Award’s performance objectives after the Award has been issued to reflect the impact of certain specified events. Each Performance Award represents the right of the participant to receive a payment upon vesting of either cash or Class A Shares equal to the fair market value of a Class A Share as of the date the Performance Award becomes vested according to the applicable Award agreement. A Performance Award may be settled or paid in cash, Class A Shares or a combination of each, as determined by the Administrator in its discretion.
Restricted Stock; RSUs: The Administrator may grant either unvested Class A Shares (“Restricted Stock”) or RSUs, in each case, subject to certain vesting requirements, on terms and conditions determined by the Administrator at the time of grant and set forth in an Award agreement.
Restricted Stock: To the extent Class A Shares are certificated, unless the Administrator determines otherwise, we will retain possession of the certificates for Class A Shares subject to an Award of Restricted Stock until all restrictions on such shares have lapsed. Unless held by us, each such certificate will contain a legend giving appropriate notice of the restrictions applicable to the Award. The Administrator may determine that we will not issue certificates for Awards of Restricted Stock until all restrictions on such Class A Shares have lapsed. Upon the lapse of all restrictions on an Award of Restricted Stock, the Administrator will cause a stock certificate or evidence of book entry shares (as applicable) to be delivered to the participant with respect to such shares of Restricted Stock, free of all restrictions. With regard to book entry shares, the Administrator may cause appropriate stop transfer instructions to be delivered to the account custodian, administrator, or our corporate secretary, as determined by the Administrator in its sole discretion.
Recipients of Restricted Stock will have all of the rights of a shareholder with respect to such Shares, including the right to receive any dividends paid or made with respect to the Class A Shares. At the time an Award of Restricted Stock is granted, the
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Administrator may, in its discretion, determine that the payment of dividends, or a specified portion thereof, declared or paid on such Shares by the Company will accrue and be (a) deferred until the lapsing of the restrictions imposed upon such Shares, and (b) held by the Company until such time; provided, however, that a dividend that is accrued and payable in respect of Restricted Stock, prior to its vesting, if any, will be subject to such vesting conditions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividends are payable.
Restricted Stock Units: Each RSU will represent the right of the participant to receive a payment upon settlement of the RSU of an amount equal to the fair market value of a Class A Share as of the date the RSU settles according to the applicable Award agreement. An RSU may be settled or paid in cash, Class A Shares or a combination of each, as determined by the Administrator.
Cash-Based Awards: The Administrator may grant cash-based awards on such terms and conditions as determined by the Administrator at the time of grant. Each cash-based award will specify a cash-dominated payment amount, formula or payment ranges as determined by the Administrator.
Other Share-Based Awards: The Administrator may grant other awards based on Class A Shares on terms and conditions determined by the Administrator at the time of grant and set forth in an Award agreement. The Administrator may grant awards of fully-vested Class A Shares.
Adjustments upon Changes in Capitalization: In the event that the outstanding Class A Shares are increased or decreased in number or kind, or changed into or exchanged for a different number or kind of shares or other stock or securities or other equity interests of our Company or another corporation or entity, in each case by reason of a merger, amalgamation, consolidation, reorganization, recapitalization, reclassification, spin-off, split-up, stock dividend, stock split, reverse stock split, substitution or other similar corporate event or transaction, extraordinary or non-recurring cash dividend, property dividend, combination or exchange of Class A Shares, repurchase of Class A Shares, change in corporate structure, another similar corporate event or transaction, or any other equity restructuring, the Administrator will determine the appropriate adjustments, if any, to (a) the maximum number and type of shares of stock or other securities or other property that may thereafter be made the subject of Awards or be delivered under the 2025 Plan, (b) the maximum number and class of shares or other securities that may be issued upon exercise of ISOs, (c) the exercise price of outstanding Options and the base price of outstanding SARs, or the measure to be used to determine the amount of the benefit payable on an Award, (d) the performance objectives applicable to outstanding Performance Awards, and (e) any other adjustments the Administrator determines to be equitable, including cash payments to participants.
Effect of Change in Control or Certain Other Transactions: Except as otherwise provided in an Award agreement, all outstanding Awards will terminate upon the consummation of a Corporate Transaction (as defined below), unless provision is made in the sole discretion of the Administrator for the assumption or continuation of the Awards by, or the substitution for the Awards with new awards of, the surviving corporation or resulting entity, or a parent or subsidiary thereof, with such adjustments to the terms and underlying property of such awards as the Administrator determines appropriate.
For purposes of the 2025 Plan, “Corporate Transaction” means (a) a merger, amalgamation, consolidation, reorganization, recapitalization or other similar change in the capital stock of our Company, (b) a liquidation or dissolution of our Company, or (c) a Change in Control (as defined below).
For purposes of the 2025 Plan, “Change in Control” generally means the occurrence of any of the following events with respect to our Company: (a) an acquisition (other than directly from our Company) of any voting securities of our Company by any person or group, immediately after which such person or group first has beneficial ownership of more than fifty (50%) percent of the combined voting power of our Company’s then outstanding voting securities, other than a “non-control acquisition,” which includes an acquisition by (i) an employee benefit plan maintained by the Company or, a “related entity” (defined as any corporation or other person, the majority of the voting power, voting equity securities, or equity interest of which is owned, directly or indirectly, by the Company), (ii) the Company, any related entity or any “permitted holder” (defined as HPS Investment Partners LLC and/or funds or accounts or vehicles controlled, managed or advised thereby, and Standard General, L.P. and its affiliates), or any person in connection with a non-control transaction (as defined below); (b) a majority of the members of our board of directors is replaced by directors whose appointment or election is not endorsed by at least a majority of the members of our board of directors serving immediately prior to such appointment or election; (c) any merger, amalgamation, consolidation or reorganization (“Merger”), with or into our Company or pursuant to which securities of our Company are issued, in either case, other than a non-control transaction; (d) a complete liquidation or dissolution of our Company; or (e) a sale or disposition of all or substantially all of the assets of our Company and our subsidiaries. A “non-control transaction” generally includes any Merger in which (i) shareholders immediately before such transaction continue to own at least a majority of the combined voting power of the surviving corporation
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or ultimate parent corporation following the transaction; (ii) a majority of the members of our board of directors immediately before such transaction continue to constitute at least a majority of the board of directors of the surviving corporation or the ultimate parent corporation following such transaction; (iii) with certain exceptions, no person other than any person who had beneficial ownership of fifty (50%) percent or more of the combined voting power of our Company’s then outstanding voting securities immediately prior to such transaction has beneficial ownership of fifty (50%) percent or more of the combined voting power of the surviving corporation’s or ultimate parent corporation’s outstanding voting securities immediately after such transaction; or (iv) one or more permitted holders, together, beneficially own following such Merger, more than fifty (50%) percent of the combined voting power of the outstanding voting securities or the surviving corporation or ultimate parent corporation.
Treatment of Options and SARs: If Options or SARs are to terminate in connection with a Corporate Transaction, the holders of vested Options or SARs will be provided either (a) fifteen days to exercise their Options or SARs or (b) payment (in cash or other consideration upon or immediately following the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each Class A Share covered by the Option or SAR being canceled in an amount equal to the per-share price to be paid to shareholders in the Corporate Transaction, where the value of any non-cash consideration will be determined by the Administrator in good faith, in each case less the exercise price or base price of the Option or SAR, as applicable. If the per-share price to be paid to shareholders in the Corporate Transaction is less than or equal to the exercise price of the Option or base price of the SAR, the Option or SAR may be terminated without payment of any kind. The holders of unvested Options or SARs may also receive payment, at the discretion of the Administrator, in the same manner as described above for vested Options and SARs. The Administrator may also accelerate the vesting on any unvested Option or SAR and provide holders of such Options or SARs a reasonable opportunity to exercise the Award.
Treatment Other Awards: If Awards other than Options and SARs are to terminate in connection with a Corporate Transaction, the holders of vested Awards will be provided, and holders of unvested Awards may be provided, at the discretion of the Administrator, payment (in cash or other consideration upon or immediately following the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each Class A Share covered by the Award being canceled in an amount equal to the per-share price to be paid to shareholders in the Corporate Transaction, where the value of any non-cash consideration will be determined by the Administrator in good faith.
The Administrator may, in its sole discretion, provide for different treatment for different Awards or Awards held by different parties, and where alternative treatment is available for a participant’s Awards, may allow the participant to choose which treatment will apply to his or her Awards.
Transferability: The 2025 Plan generally restricts the transfer of any Awards, except (a) transfers by will or the laws of descent and distribution, (b) to a beneficiary designated by the participant, to whom any benefit under the 2025 Plan is to be paid or who may exercise any rights of the participant in the event of the participant’s death before he or she receives any or all of such benefit or exercises an Award or (c) certain other specified events subject to the approval of the Administrator.
Amendment or Termination of the 2025 Plan: The 2025 Plan may be amended or terminated by our board of directors without shareholder approval, unless shareholder approval of the amendment or termination is required under applicable law, regulation or exchange requirement. The Administrator generally may not affect the repricing of Options or SARs without shareholder approval, as described further above in “Prohibition on Repricings.” No amendment may materially and adversely alter or materially impair any Award that had been granted under the 2025 Plan prior to the amendment without the impacted participant’s consent. No amendment may deprive any participant of any Class A Shares acquired through or as a result of the 2025 Plan, except as our board of directors deems necessary or appropriate to comply with applicable law or the rules and regulations of any government authority. The 2025 Plan will terminate on the tenth (10th) anniversary of its effective date; however, when the 2025 Plan terminates, any applicable terms will remain in effect for administration of any Awards outstanding at the time of the 2025 Plan’s termination.
Modification of Awards: The Administrator may also modify the terms of any Award under the 2025 Plan made to or held by a participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Administrator to be necessary or appropriate in order for such Award to conform to the laws, regulations, and customs of the country in which the participant is then a resident, or primarily employed or providing services, or to maintain the value of the Award. Additionally, the Administrator may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the 2025 Plan by persons who are foreign nationals or are primarily employed or providing services outside the United States.
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Forfeiture Events; Clawback: The Administrator may specify in an Award agreement that the participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, clawback, or recoupment upon the occurrence of certain specified events or as required by law, regulation, or exchange requirement, in addition to any otherwise applicable forfeiture provisions that apply to the Award. Each Award will be subject to the terms of any clawback policy maintained by our Company or as required by law, regulation, or exchange requirement, as it may be amended from time to time.
U.S. Federal Income Tax Consequences
The following is a general summary of the U.S. federal income tax consequences arising with respect to awards under the 2025 Plan. This summary is not a definitive explanation of the tax consequences of these awards and excludes the effect of state, local and non-U.S. tax laws.
Options. Options may be granted in the form of ISOs or NSOs. ISOs granted to employees are eligible for favorable federal income tax treatment that is provided under Section 422 of the Code if certain requirements are satisfied. An employee granted an ISO or NSO generally does not realize compensation income for U.S. federal income tax purposes upon the grant of the Option. The Company will generally be entitled to a deduction for U.S. federal income tax purposes at the time any compensation income is realized by the holder of an Option, as described below, in an amount equal to the amount of compensation income realized by the holder.
Nonqualified Stock Options. At the time of exercise of an NSO, the holder of the Option will realize taxable compensation income in the amount of the spread between the exercise price of the Option and the fair market value of the Class A Shares acquired on the date of exercise. Following the exercise of the Option, the holder’s later disposition of the Class A Shares acquired upon the exercise of the Option will ordinarily result in capital gain or loss to the option holder. Any gain will be subject to reduced long-term capital gains tax rates if the Class A Shares have been held for more than twelve (12) months.
Incentive Stock Options. An ISO must have an exercise price that is not less than the fair market value of the stock at the time the Option is granted and must be exercisable within ten (10) years from the date of grant. At the time of exercise of an ISO, no compensation income is realized by the holder of the Option other than tax preference income for purposes of the U.S. federal alternative minimum tax on individual income. If the Class A Shares acquired on exercise of an ISO are held for at least two years after grant of the Option and one year after exercise, the excess of the amount realized on sale over the exercise price will be taxed as capital gain. If the Class A Shares acquired on exercise of an ISO are disposed of within less than two years after grant or one year after exercise, the holder will realize taxable compensation income equal to the excess of the fair market value of the Class A Shares on the date of exercise or the date of sale, whichever is less, over the exercise price. Any additional amount realized will be taxed as capital gain which may be long-term or short-term capital gains, depending on how long the Class A Shares were held after exercise.
SARs. Upon the exercise of a SAR, an employee will generally realize taxable compensation income in an amount equal to the cash and/or the fair market value of the Class A Shares acquired pursuant to the exercise. The Company will be entitled to a U.S. federal income tax deduction at the time of and equal to the amount of compensation income the employee receives pursuant to the exercise of a SAR.
Restricted Stock, RSUs and Performance Awards. Employees granted Restricted Stock, RSUs and Performance Awards under the 2025 Plan generally recognize as taxable compensation income the fair market value of the Restricted Stock, RSUs, and Performance Awards on the date the restrictions lapse or the performance period ends and the Awards are settled, unless, in the case of Restricted Stock, the employee has elected to include the Restricted Stock in income at the time of grant under Section 83(b) of the Code. The Company is entitled to a corresponding U.S. federal income tax deduction at the same time. Any dividends or DERs paid to an employee during the restricted period are taxable compensation income to the employee and are deductible by the Company for U.S. federal income tax purposes, unless the employee has elected to include the Award in income when granted under Section 83(b) of the Code.
Cash-Based Awards and Other Shared-Based Awards. If Awards are in the nature of cash-based awards or other shared-based awards, they generally would be taxable as compensation income equal to the applicable amount of cash or the aggregate of the fair market value of the Class A Shares when the grant is not subject to a substantial risk of forfeiture. The Company would be entitled to a federal income tax deduction for the amount included in the participant’s income.
Code Section 280G. The effect of a Corporate Transaction on Options or other Awards, if any, may be set forth in an Award agreement, which may include accelerated vesting or lapse of restrictions with respect to Options or other Awards. Under certain
MediaCo Holding Inc.  34  2025 Proxy Statement

circumstances, the accelerated vesting or lapse of restrictions with respect to Options or other Awards in connection with a Corporate Transaction may be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, a participant may be subject to a 20% excise tax and the Company may be denied a U.S. federal income tax deduction.
Code Section 409A. Section 409A of the Code generally imposes an additional 20% income tax, as well as interest and penalties, on recipients of deferred compensation that does not comply with Section 409A of the Code. Subject to certain exceptions, “deferred compensation” for this purpose generally consists of compensation to which an individual has a legally binding right in a taxable year and which is to be paid in a later taxable year. In addition to the taxes, interest and penalties, deferred compensation that does not comply with Section 409A of the Code may be required to be taken into income earlier than is intended. If Awards under the 2025 Plan are subject to Section 409A of the Code and do not comply with Section 409A of the Code, participants may be liable for the tax, interest and penalties imposed by the statute.
Code Section 162(m). Section 162(m) of the Code limits the tax deduction the Company can take with respect to employees considered “covered employees” under Section 162(m) of the Code to compensation that does not exceed $1,000,000 on an annual basis. To the extent that a participant is considered a “covered employee” under Section 162(m) of the Code, income recognized by such covered employee that is over $1,000,000 on an annual basis as a result of the exercise of, or the vesting of, an Award, as applicable, will not be deductible by the Company.
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New Plan Benefits
Set forth below is information on awards of Restricted Stock that have been promised to be granted under the 2025 Plan, subject to the 2025 Plan being approved by shareholders in accordance with this Proposal 2. It is anticipated that these grants will be effective shortly after the annual meeting of shareholders, if this Proposal 2 is approved by shareholders. Other than as set forth in the table below, the future benefits to be allocated to any individual or to various groups of eligible participants are presently not determinable.

2025 Equity Compensation Plan
Name and Position(1)	Dollar Value ($)	Number of Shares(2)
Albert Rodriguez, Chief Executive Officer & President	$1,000,000	934,579
Debra DeFelice, Chief Financial Officer	$1,000,000	934,579
Rene Santaella, Chief Operating Officer	$1,000,000	934,579
Michelle Lee, Chief Legal Officer	$1,000,000	934,579
Total Current Executive Group (four persons)	$4,000,000	3,738,316
Non-Executive Officer Employee Group (six persons)	$1,560,000	1,457,944
Aston Taylor	$1,000,000	934,579
Juan Carlos Razo	$300,000	280,374
Mark Pieper	$150,000	140,187
Ryan McCarthy	$75,000	70,093
Luis Fernandez Rochas	$20,000	18,692
Brian Fisher	$15,000	14,019

(1)	Does not include Brian Kei, our Former Chief Operating Officer, because he is no longer employed at the Company and, as a result, is not eligible to receive Awards under the 2025 Plan.
(2)
Number of shares of Restricted Stock determined by dividing the dollar value by $1.07, which was the closing price of a Class A Share on June 20, 2025, and rounding to the nearest whole share. The number of shares of Restricted Stock actually approved will be determined by dividing the dollar value by the volume-weighted average trading price of a Class A Share over the five trading days preceding the effective date of the awards of Restricted Stock.

Equity Compensation Plan Information
The following table gives information about Class A Shares that may be issued upon the exercise of options, warrants and rights under the Prior Plans as of December 31, 2024. Our shareholders have approved these plans.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders	486,717	$0.83	455,275
Equity compensation plans not approved by security holders	—	—	—
Total	486,717	$0.83	455,275

The Board of Directors unanimously recommends that you vote FOR approval of the 2025 Equity Compensation Plan.

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PROPOSAL 3:
Advisory Vote to Approve Executive Compensation
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission (the “SEC”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The compensation of our named executive officers subject to the vote is disclosed in the compensation tables, and the related narrative disclosure contained in this proxy statement. We believe that our compensation policies and decisions are designed to reward strong annual operating performance by the Company.
Accordingly, our Board is asking shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders.
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Compensation Committee or the Board. Nevertheless, the views expressed by shareholders, whether through this vote or otherwise, are important to Company management and our Board and, accordingly, our Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your advisory vote serves as an additional tool to guide the Compensation Committee and our Board in continuing to align the Company’s executive compensation program with the interests of the Company and its shareholders and is consistent with our commitment to high standards of corporate governance.
This vote is not intended to express a view on any specific element of pay, but rather the overall compensation program and philosophy for our named executive officers described in the compensation tables, and the related narrative disclosure as set forth in the “Executive Compensation” section of this proxy statement. We encourage you to carefully review these disclosures and to indicate your support for our named executive officer compensation program.

The Board of Directors unanimously recommends that you vote FOR the ratification of Ernst & Young LLP as our independent registered public accountants .

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PROPOSAL 4:
Ratification of Selection of Registered Public Accountants
The Audit Committee, a committee of the Board of Directors, has appointed Deloitte & Touche LLP to serve as our independent registered public accountants for the year ending December 31, 2025, subject to ratification by the holders of our Common Shares. Our financial statements for the year ended December 31, 2024, were certified by Ernst & Young LLP. Representatives of Deloitte & Touche LLP are expected to attend the annual meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Although our by-laws do not require that we seek shareholder ratification of the appointment of Deloitte & Touche LLP as our independent auditors, we are doing so as a matter of good corporate governance. If shareholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accountants, or if prior to our annual meeting of shareholders Deloitte & Touche LLP ceases to act as our independent registered public accountants, then the Audit Committee will reconsider the selection of independent registered public accountants.

The Board of Directors unanimously recommends that you vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accountants.

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Matters Relating to Independent Registered Public Accountants
Fees Paid to Independent Registered Public Accountants
The following table sets forth the fees (including cost reimbursements) paid to Ernst & Young LLP (Indianapolis, IN, PCAOB ID 42) for the years ended December 31, 2023 and 2024, for various categories of professional services they performed as our independent registered public accountants.

	Year ended December 31, 2023	Year ended December 31, 2024
Audit Fees(1)	$392,750	$704,250
Audit-Related Fees(2)	118,000	947,968
Tax Fees	0	16,265
All Other Fees	0	0
Total Fees	$510,750	$1,668,483

(1)	Includes audit related fees incurred and expensed.
(2)
In 2024, other audit fees incurred related to the Estrella Acquisition and our at-the-market offering. In 2023, other audit fees incurred related to the annual comfort letter relating to our at-the-market offering, the divestiture of our outdoor advertising business, and discontinued operations.

Engagement of the Independent Registered Public Accountants and Approval of Services
During the year ended December 31, 2024, prior to engaging the independent registered public accountants to render the above services and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accountants was compatible with the maintenance of Ernst & Young LLP’s independence in the conduct of its auditing services. Under its current charter, it is the policy of the Audit Committee (or in certain instances, the chairman of the Audit Committee) to pre-approve the retention of the independent registered public accountants for any audit services and for any non-audit services, including tax services. No services were performed during the fiscal year ended December 31, 2024, under the de minimis exception in Rule 2-01(c) (7)(i)(C) of Regulation S-X.
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Shareholder Proposals
To be considered for inclusion in the Company’s 2026 proxy solicitation materials, shareholder proposals submitted in accordance with SEC Rule 14a-8 of the Exchange Act, must be received in writing by our corporate secretary no later than February 27, 2026. Shareholders who wish to bring business before or nominate a person for election as a director at the Company’s 2026 annual meeting (other than through a shareholder proposal pursuant to Rule 14a-8 of the Exchange Act) must notify the corporate secretary in writing and provide the information required by the provisions of our by-laws dealing with shareholder proposals. Copies of our by-laws are available to shareholders free of charge upon request to our corporate secretary. The notice must be delivered to the corporate secretary at the principal executive offices of the Company not later than the close of business on the 90th day (May 10, 2026) nor earlier than the close of business on the 120th day (April 10, 2026) prior to the first anniversary of the 2025 annual meeting; provided, however, that in the event that the date of the 2026 annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder, to be timely, must be delivered not earlier than the close of business on the 120th day prior to the 2026 annual meeting and not later than the close of business on the later of (i) the 90th day prior to the 2026 annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Any shareholder submitting a nomination of a person for election as director who intends to solicit proxies in support of such nominee must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Our Board of Directors will review any shareholder proposals that are filed as required and, with the assistance of the Company’s secretary, will determine whether such proposals meet applicable criteria for inclusion in our 2026 proxy solicitation materials or consideration at the 2026 annual meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on the applicable 2026 shareholder proposal and nomination filing deadline, and also retain that authority under certain other circumstances.
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Annual Report
A copy of our annual report on Form 10-K for the year ended December 31, 2024, is available in the Investors section of our website (www.MediaCoHolding.com). Certain shareholders who have previously given us their consent to receive materials electronically did not receive a physical copy of the annual report and can access the annual report from the Investors section of our website (www.MediaCoHolding.com). The annual report is not to be considered as proxy solicitation material.
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Other Matters
Our Board of Directors knows of no other matters to be brought before this annual meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.
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Non-Incorporation of Certain Matters
The Report of the Audit Committee and the information on the MediaCo website do not constitute soliciting material and should not be deemed filed or incorporated by reference into this proxy statement or any other MediaCo filing under the Securities Act or the Exchange Act, except to the extent MediaCo specifically incorporates the Report or website information therein by reference.
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Expenses of Solicitation
The entire expense of soliciting proxies, including preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies, will be paid by us. Solicitations may be made in person or by mail, telephone, facsimile or other means of electronic communication by our directors, officers and other employees, and none of those persons will receive any additional compensation in connection with the solicitation. We also will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse those record holders for their reasonable expenses incurred in doing so.
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Householding of Proxy Materials
We have adopted a procedure permitted by Securities and Exchange Commission rules that is commonly referred to as “householding.” Under this procedure, a single annual report, proxy statement and notice regarding the availability of proxy materials are delivered to multiple shareholders sharing an address unless we receive contrary instructions from any shareholder at that address. We will continue to send a separate proxy card to each shareholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information shareholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are MediaCo shareholders will be “householding” our proxy materials and annual reports as well.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker if you hold your MediaCo shares through a broker, or notify us directly if you are a shareholder of record by sending us an e-mail at ir@MediaCoHolding.com, calling us toll-free at (866) 366-4703 or writing to us at MediaCo Holding Inc. Investor Relations, 48 W. 25th Street, Floor 3, New York, New York 10010. We will deliver promptly, upon written or oral request, a separate copy of the annual report, proxy statement, or notice regarding the availability of proxy materials, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.
If you currently receive multiple copies of our proxy statement and annual report at your address and would like to request “householding” of your communications, you should contact your broker, or, if you are a record holder of MediaCo shares, you should submit a written request to our transfer agent, Equiniti Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219.
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Exhibit A
2025 Equity Compensation Plan
Effective Date: June 20, 2025
Shareholder Approval Date: [August 8, 2025]
1. Purpose.
The purpose of the Plan is to assist the Company Group to attract, retain, and motivate officers and employees of, consultants to, and non-employee directors providing services to, the Company Group and to promote the success of the Company Group’s business by providing such participating individuals with a proprietary interest in the performance of the Company Group. The Company believes that this incentive program will increase participants’ interests in the welfare of the Company Group and align those interests with those of the shareholders of the Company Group.
2. Definitions.
For purposes of the Plan, unless otherwise set forth in a Participant’s Award Agreement (or any other written agreement that expressly amends and supersedes the definitions set forth herein):
2.1 “Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.
2.2 “Award” means, individually or collectively, any grant of Options, Restricted Stock, RSUs, Stock Appreciation Rights, Dividend Equivalent Rights, Cash-Based Awards, Performance Awards, or Other Share-Based Awards under the Plan.
2.3 “Award Agreement” means a written or electronic agreement, contract, or other instrument or document evidencing any Award, as the same may be amended from time to time in accordance with its terms and the terms of the Plan.
2.4 “Base Price” has the meaning ascribed to such term in Section 5.2(d).
2.5 “Beneficiary” has the meaning ascribed to such term in Section 6.2(d).
2.6 “Board” means the Board of Directors of the Company.
2.7. “Cash-Based Award” means an Award granted to an Eligible Individual under Section 5.7.
2.7 (i) “Cause” means (a) the Participant’s commission of, indictment for, or conviction or entry of a plea of guilty or nolo contendere to (i) any felony or (ii) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust, or other similar acts, whether pursuant to a law of the United States or any state thereof, or any foreign law to which the Participant may be subject, (b) the Participant’s being or having been engaged in conduct constituting a breach of fiduciary duty, willful misconduct, or negligence relating to the Company Group, or the performance of the Participant’s duties, (c) the Participant’s willful failure or refusal (i) to follow a reasonable and lawful directive of any member of the Company Group at which he or she is employed or provides services, or of the Board, or (ii) to comply with any written rules, regulations, policies, or procedures of any member of the Company Group at which he or she is employed or provides services that, if not complied with, would reasonably be expected to have a material adverse effect on the business or financial condition or reputation of the Company, (d) the Participant’s material violation of his or her employment, consulting, separation, or similar agreement with any member of the Company Group or any non-disclosure, non-solicitation, or non-competition covenant in any other agreement to which the Participant is subject, or (e) the Participant’s willful and continued failure to perform his or her duties to the Company Group, in each case, as determined in the sole discretion of the Committee. If the Company first discovers facts that would have established “Cause” for termination, and
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those facts were not known by the Company at the time of the termination, then the Company may provide the Participant with written notice, including the facts establishing that the purported “Cause” was not known at the time of the termination, in which case the Participant’s termination of employment will be considered a termination for “Cause.”
2.8 “Change in Capitalization” means any increase or decrease in the number or kind of Shares, any change (including, but not limited to, in the case of a spin-off, dividend, or other distribution in respect of Shares, a change in value) in the Shares, or any exchange of Shares for a different number or kind of shares or other securities of the Company or another entity, in each case by reason of a reclassification, recapitalization, merger, amalgamation, consolidation, reorganization, spin-off, split-up, stock dividend, stock split or reverse stock split, extraordinary or non-recurring cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure, any similar corporate event or transaction, or any other transaction that is an “equity restructuring” within the meaning of ASC Topic 718.
2.9 “Change in Control” means the occurrence of any of the following:
(a) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “person or group” (as such term is used in Section 13(d) of the Exchange Act) following the Effective Date, immediately after which such person or group first has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 2.09(a), the acquisition of Voting Securities in a Non-Control Acquisition (as hereinafter defined) will not constitute a Change in Control. A “Non-Control Acquisition” means an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other Person, the majority of the voting power, voting equity securities, or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity or any Permitted Holder, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);
(b) The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election, by the Company’s shareholders, of any new Director was approved by a vote of at least a majority of the members of the Incumbent Board, such new Director may, for purposes of the Plan, be considered as a member of the Incumbent Board; or
(c) The consummation of:
(i) A merger, amalgamation, consolidation, or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless such Merger is a Non-Control Transaction. A “Non-Control Transaction” means a Merger as a result of which:
(A) the shareholders of the Company immediately before such Merger own, directly or indirectly, immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the corporation resulting from such Merger (the “Surviving Corporation”), if more than 50% of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”), or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;
(B) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;
(C) no Person other than (1) the Company, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger, had Beneficial Ownership of Voting Securities representing 50% or more of the combined voting power of the Company’s then-outstanding Voting Securities, has Beneficial Ownership, directly or indirectly, of 50% or more of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and
(D) one or more Permitted Holders, together, Beneficially Own, immediately following such Merger, more than 50% of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;
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(ii) A complete liquidation or dissolution of the Company; or
(iii) The sale or other disposition of all or substantially all of the assets of the Company Group taken as a whole to any Person (other than (x) a transfer to a Related Entity or a Permitted Holder or (y) the distribution to the Company’s shareholders of the stock of a Related Entity or any other assets).
Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any Person (the “Subject Person”) acquires Beneficial Ownership of more than the threshold amount of the then-outstanding Voting Securities designated above as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities then-outstanding, increases the proportional number of securities that are Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and, after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities and such Beneficial Ownership increases the percentage of the then-outstanding Voting Securities that are Beneficially Owned by the Subject Person, then a Change in Control may be deemed to have occurred. For the avoidance of doubt, a direct or indirect change in control or other sale or disposition of securities of an entity that is a shareholder of the Company will not, by itself, constitute a Change in Control. For purposes of determining any Person’s or Persons’ percentage ownership or Beneficial Ownership of the combined voting power of the outstanding voting securities of the Company, a Surviving Company, a Parent Corporation or an ultimate Parent Corporation, the shares of Class B common stock, par value $0.01 per share, of the Company (or similar multi-vote shares of any Surviving Company, Parent Corporation or ultimate Parent Corporation) shall be deemed to have the number of votes per share generally associated with such shares, notwithstanding that such shares may not be entitled to cast such number of votes on all matters presented for a vote of the shareholders of such entity.
2.10 “Code” means the U.S. Internal Revenue Code of 1986, as amended, and applicable rules and regulations thereunder.
2.11 “Committee” means the Compensation Committee of the Board or its designee. The Committee will administer the Plan and perform the functions set forth herein. If the Board elects, or if at any time no Committee has been specified, the term “Committee” will be deemed to refer to the Board.
2.12 “Company” means MediaCo Holding Inc., an Indiana corporation, or any successor thereto.
2.13 “Company Group” means the Company and the Company’s direct and indirect Subsidiaries.
2.14 “Corporate Transaction” means (a) a merger, amalgamation, consolidation, reorganization, recapitalization, or other similar change in the Company’s capital stock, (b) a liquidation or dissolution of the Company, or (c) a Change in Control.
2.15 “Director” means a member of the Board.
2.16 “Disability” means (unless otherwise provided in an Award Agreement or an employment, consulting, or other agreement between the Participant and any member of the Company Group) the Participant’s health condition entitled him or her to receive, and the Participant’s having begun to receive, long-term disability benefits under a long-term disability plan of any member of the Company Group in which the Participant participates or is eligible to participate, or, if there is no such plan, the Participant’s inability, due to physical or mental illness, to perform the essential functions of the Participant’s job, with or without a reasonable accommodation, for 180 days out of any 270-day period.
2.17 “Dividend Equivalent Right” means a right to receive cash or Shares based on the value of any dividends or distributions that are paid with respect to the Shares.
2.18 “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.
2.19 “Effective Date” means as of June 20, 2025.
2.20 “Eligible Individual” means each of the following individuals: (a) any Director or any officer or employee of the Company Group, (b) any individual to whom any member of the Company Group has extended a formal, written offer of employment; provided, that a prospective employee may not receive any payment or exercise any right relating to an Award under the Plan until such person has commenced employment with any member of the Company Group, (c) any natural person who is a
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consultant or advisor to the Company or any of its Subsidiaries, who provides bona fide services that are not in connection with the offer or sale of securities in a capital-raising transaction and are not directly or indirectly related to promoting or maintaining a market for the Company’s securities, and (d) holders of Substitute Awards as described in Section 4.4.
2.21 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder.
2.22 “Fair Market Value” means, as of any date (a) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the value of such Shares on that date, as determined by the Committee in its good faith discretion, or (b) if the Shares are listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Shares as reported on the principal nationally recognized stock exchange on which the Shares are traded on such date, or if no Share prices are reported on such date, the closing price of the Shares on the next preceding date on which there were reported Share prices, unless otherwise determined by the Committee. Notwithstanding the foregoing, in any case, the determination of Fair Market Value will be made in a manner the Committee considers appropriate taking into account the requirements of Section 409A of the Code and Section 422 of the Code, as applicable.
2.23 “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.
2.24 “Nonemployee Director” means a Director who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.
2.25 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
2.26 “Option” means an option to purchase or acquire Shares in the Company in accordance with the terms of the Plan.
2.27 “Option Price” means the price at which a Share may be purchased pursuant to an Option.
2.28 “Other Share-Based Award” means an Award of Shares or otherwise denominated in Shares and granted pursuant to Section 5.6.
2.29 “Parent” means any corporation that is a “parent corporation” (within the meaning of Section 424(e) of the Code) with respect to the Company.
2.30 “Participant” means an Eligible Individual to whom an Award has been granted under the Plan.
2.31 “Performance Awards” means Performance Stock Units and Performance Units.
2.32 “Performance Objectives” means the objectives set forth in Section 5.6(d) for the purpose of determining, either alone or together with other conditions, the degree of vesting and payout of Performance Awards.
2.33 “Performance Period” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary, or a Division will be measured.
2.34 “Performance Stock Units” means Performance Stock Units granted to an Eligible Individual pursuant to Section 5.6(a).
2.35 “Performance Units” means Performance Units granted to an Eligible Individual pursuant to Section 5.6(a).
2.36 “Permitted Holder” means (x) HPS Investment Partners LLC and/or funds accounts or other investment vehicles controlled, managed or advised by HPS Investment Partners LLC, and (y). Standard General, L.P. and its Affiliates
2.37 “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act.
2.38 “Plan” means this MediaCo Holding Inc. 2025 Equity Compensation Plan, as amended from time to time.
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2.39 “Plan Termination Date” means the date that is ten years after the Effective Date, or such earlier date on which the Board terminates the Plan pursuant to Section 10 hereof.
2.40 “Restricted Stock” means any award of Shares that is subject to vesting conditions pursuant to Section 5.4.
2.41 “Restricted Stock Units” or “RSUs” means a contractual right to receive the value of the underlying Share in cash, Shares, or a combination thereof pursuant to Section 5.5. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
2.42 “SAR Payment Amount” has the meaning ascribed to such term in Section 5.2(d).
2.43 “Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder.
2.44 “Share Limit” has the meaning set forth in Section 4.1.
2.45 “Shares” means the shares of the Company’s Class A common stock, par value $0.01 per share, and any other securities into which such shares are changed or for which such shares are exchanged.
2.46 “Stock Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Shares as provided in Section 5.2 hereof.
2.47 “Subsidiary” means any corporation (or other legal entity) that is a subsidiary corporation (or would be a subsidiary corporation if such entity were a corporation) within the meaning of Section 424(f) of the Code with respect to the Company.
2.48 “Substitute Award” has the meaning set forth in Section 4.4
2.49 “Ten-Percent Shareholders” means an Eligible Individual who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, a Parent, or a Subsidiary.
2.50 “Termination,” “Terminated,” or “Terminates” means (a) with respect to a Participant who is an employee, the date on which such Participant ceases to be employed by each member of the Company Group, (b) with respect to a Participant who is a consultant, the date on which such Participant ceases to provide consulting services to each member of the Company Group, and (c) with respect to a Participant who is a Nonemployee Director, the date on which such Participant ceases to serve on the Board, in each case, for any reason whatsoever (including by reason of death, Disability, or adjudicated incompetency). Unless otherwise set forth in an Award Agreement, (i) if a Participant provides services to the Company Group in multiple capacities (e.g., as both an employee and a Director), such Participant will be deemed Terminated hereunder only upon a termination of such Participant’s service in all capacities, and (ii) if a Participant commences service with the Company Group in one capacity following a termination in another capacity (e.g., if a Participant who is an employee or a Nonemployee Director ceases to provide services in such capacity and becomes a consultant), such Participant will be deemed Terminated only following such Participant’s termination of service in his or her new any capacity.
3. Administration.
3.1 Authority and Acts of the Committee.
(a) Plan Administration. The Committee administers the Plan, and the Committee has all of the powers necessary to enable it to carry out its duties under the Plan properly. Subject to the express terms and conditions set forth herein, the Committee will have the power from time to time to (i) select those Eligible Individuals to whom Awards are granted under the Plan, the number of Shares or amount of cash in respect of which each Award is granted and the terms and conditions (which need not be identical) of each such Award, including (x) in the case of Options, the Option Price and the term of the Option and (y) in the case of Stock Appreciation Rights, the Base Price and the term of the Stock Appreciation Right, (ii) make any amendment or modification to any Award Agreement (including by (x) waiving any vesting or other conditions to which an Award is subject or (y) specifying such additional or amended terms, conditions, and restrictions as may be necessary or appropriate to ensure compliance with applicable laws or the rules and regulations of any governmental authority) consistent with the terms of the Plan and applicable law, and otherwise make the Plan fully effective; (iii) construe and interpret the Plan and the Awards granted
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hereunder and establish, amend, and revoke rules, regulations, and guidelines as it deems necessary or appropriate for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Award Agreement in the manner and to the extent that it deems necessary or advisable to carry out the intent of the Plan, including so that the Plan and the operation of the Plan comply with any applicable provision of Rule 16b-3 under the Exchange Act, the Code, and applicable law, and otherwise make the Plan fully effective; (iv) determine the duration and purposes for leaves of absence that may be granted to a Participant on an individual basis without constituting a Termination for purposes of the Plan; (v) determine, prior to the vesting, payment, settlement, or lapsing of any restrictions with respect to any Award with associated performance conditions, whether the applicable performance conditions have been satisfied; (vi) cancel, with the consent of the Participant or as otherwise permitted under the terms of the Plan, outstanding Awards; (vii) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and (viii) generally exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan. The Committee’s interpretations and determinations are final, binding, and conclusive upon all Persons.
(b) Section 16 Matters. All actions taken with respect to any Award granted to a Participant who is subject to Section 16 of the Exchange Act must be approved by either the full Board or a committee consisting solely of two (2) or more “non-employee directors” (as defined in the regulations promulgated under Section 16b-3 of the Exchange Act).
(c) Delegation of Authority. Subject to applicable law, the Committee may delegate, in whole or in part, any of the authority of the Committee hereunder (subject to such limits as may be determined by the Committee) to any individual or committee of individuals (who need not be Directors), including without limitation the authority to make Awards to Eligible Individuals who are not officers or directors of any member of the Company Group and who are not subject to Section 16 of the Exchange Act. To the extent that the Committee delegates any such authority to make Awards as provided by this Section 3.1, all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto will be deemed to include the Board’s or the Committee’s delegate.
(d) Reservation of Authority by the Board. Notwithstanding any delegation of its authority and responsibility under the Plan, the Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder. To the extent that the Board has reserved to itself, or exercised the authority and responsibility of the Committee, all references to the Committee in the Plan will refer to the Board.
(e) Committee Meetings. The Committee will hold meetings when it deems necessary to carry out its duties under the Plan and will keep minutes of its meetings. The acts of a majority of the total membership of the Committee at any meeting, or the acts approved in writing by a majority of its members, will be the acts of the Committee.
(f) Non-U.S. Employees. Notwithstanding anything herein to the contrary, with respect to Participants working outside the United States, the Committee may establish subplans, determine the terms and conditions of Awards, and make such adjustments to the terms thereof as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.
3.2 Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform among Persons who receive, or are eligible to receive, Awards (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee is entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform Award Agreements or amendments thereto, as to the Eligible Individuals to receive Awards under the Plan and the terms and provisions of Awards under the Plan.
3.3 Indemnification. No member of the Board and the Committee will be liable for any action, failure to act, determination, or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company will indemnify each member of the Board and the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of, or otherwise dealing with any claim, cause of action, or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder; provided that no Board or Committee member may settle any such claim without the written consent of the Board.
3.4 No Repricing of Options or Stock Appreciation Rights. The Committee has no authority to (i) make any adjustment (other than in connection with a Change in Capitalization, Corporate Transaction, or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment that may reduce or have the effect of reducing the Option Price of an Option or the Base Price of a Stock Appreciation Right previously granted under the Plan, whether through
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amendment, cancellation, replacement grants, or other means, or (ii) cancel for cash or other consideration (including any other Option or Stock Appreciation Right) any Option whose Option Price is greater than the then-current Fair Market Value of a Share or any Stock Appreciation Right whose Base Price is greater than the then-current Fair Market Value of a Share unless, in either case, the Company’s shareholders have approved such adjustment, amendment, or cancellation.
4. Shares Subject to the Plan; Grant Limitations.
4.1 Aggregate Number of Shares Authorized for Issuance; Source of Shares. Subject to adjustment as provided in the Plan, the maximum number of Shares that may be made the subject of Awards granted, and issued to Participants, under the Plan may not exceed 5,000,000 (the “Share Limit”). No more than 5,000,000 Shares may be issued upon the exercise of Incentive Stock Options. The Shares to be issued under the Plan will be, in whole or in part, authorized but unissued Shares or issued Shares that have been reacquired by the Company and held by it as treasury shares.
4.2 Nonemployee Director Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Nonemployee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Nonemployee Director, will not exceed (a) $300,000 in total value or (b) in the event such Nonemployee Director is first appointed or elected to the Board during such calendar year, $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.
4.3 Calculating Shares Available. The Committee may determine the appropriate method for determining the number of Shares available for grant under the Plan, subject to the following:
(a) Granted Awards. Except as provided in Section 4.3(b), the number of Shares available for Awards pursuant to this Section 4 will be reduced by the number of Shares in respect of which Awards are granted or denominated.
(b) Share Recycling. Other than with respect to Substitute Awards, any Shares that are subject to an Award will become available again for issuance pursuant to the Plan if the Shares (i) covered by the Award are not issued because the Award terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, (ii) are repurchased by the Company or an Affiliate following their issuance pursuant to any Award granted under the Plan for a price per Share that is less than or equal to the price per Share paid by the Participant to acquire such Shares, (iii) are tendered to or withheld by the Company (to the extent permitted by the Committee) by either actual delivery or by attestation to satisfy payment of the Option Price of an Option or the exercise price of any other Award that is subject to exercise, or (iv) are not delivered because the Award is settled in cash or Shares are withheld to satisfy applicable tax withholding obligations.
4.4 Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of Shares available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of Shares available for issuance under the Plan.
5. Awards.
5.1 Options.
(a) General. The Committee is authorized to grant Options to Eligible Individuals in accordance with the Plan. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company Group on the date on which the Incentive Stock Option is granted. The terms and conditions of each Option grant will be established by the Committee, in its discretion, and set forth in an Award Agreement.
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(b) Option Price. The Committee will determine the Option Price or the manner in which the Option Price is to be determined for Shares under each Option, which will be set forth in the Award Agreement; provided, however, that, except as otherwise provided by the Committee in the case of Substitute Awards, the Option Price may not be less than (i) 100% of the Fair Market Value of a Share on the date on which the Option is granted or (ii) 110% of the Fair Market Value in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder.
(c) Maximum Duration. The Committee will determine the term of each Option granted hereunder; provided that an Incentive Stock Option may not be exercisable after the expiration of ten years from its grant date (five years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder, and a Nonqualified Stock Option may not be exercisable after the expiration of ten years from its grant date; provided further, however, that (i) unless the Committee provides otherwise, an Option (other than an Incentive Stock Option) may, upon the death of the Participant prior to the Option’s expiration, be exercised for up to one year following the date of the Participant’s death, even if such period extends beyond ten years from the Option’s grant date, and (ii) if, at the time an Option (other than an Incentive Stock Option) would otherwise expire at the end of its term, the exercise of the Option is prohibited by applicable law or the Company’s insider trading policy, the term will be extended until 30 days after the prohibition no longer applies. The Committee may, subsequent to the granting of any Option, extend the period within which the Option may be exercised (including following a Participant’s Termination), but in no event may the period be extended beyond the earlier of the latest date on which the Option could have been exercised and the tenth anniversary of the grant date of the Option.
(d) Vesting. The Committee will determine and set forth in the applicable Award Agreement the time or times at which an Option vests and becomes exercisable, and the conditions that must be satisfied (including performance conditions) for an Option to vest and become exercisable. To the extent not exercised, vested installments will accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date on which the Option expires.
(e) Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the grant date) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company Group (in either case determined without regard to this Section 5.1(e)) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Incentive Stock Options will be treated as Nonqualified Stock Options. When applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options that were intended to be Incentive Stock Options will be treated as Nonqualified Stock Options in reverse of the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.
(f) Method of Exercise. The exercise of an exercisable Option will be made only by giving notice in the form and to the Person designated by the Committee, specifying the number of Shares subject to the Option to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted. The Participant may pay the Option Price in any, or any combination of, the following forms: (i) a wire transfer of readily available funds in U.S. dollars or a certified bank check denominated in U.S. dollars, (ii) if permitted by applicable law and by the Committee or set forth in an Award Agreement, the transfer, either actually or by attestation, to the Company of Shares, with such transfer to be upon such terms and conditions as determined by the Committee, or (iii) if permitted by applicable law and by the Committee or set forth in an Award Agreement, in the form of a transfer of other property (including Shares). In addition, the Committee may provide for the payment of the Option Price through (x) Share withholding as a result of which the number of Shares issued upon exercise of an Option will be reduced by a number of Shares having an aggregate Fair Market Value equal to the aggregate Option Price due upon such exercise, or (y) a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee. Any Shares transferred to or withheld by the Company as payment of the Option Price under an Option, if so permitted pursuant to clause (ii) above, will be valued at their Fair Market Value on the last business day preceding the date of exercise of such Option or by such other method required by applicable law. If requested by the Committee, the Participant will deliver the Award Agreement evidencing the Option to the Company, which will endorse thereon a notation of such exercise and return such Award Agreement to the Participant.
(g) Disposition of Incentive Stock Option Shares. If a Participant makes a disposition, within the meaning of Section 424(c) of the Code, of any Shares issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two (2) year period commencing on the day after the grant date or within the one (1) year period commencing on the day after the date of exercise of such Incentive Stock Option, the Participant must, within ten days following such disposition, notify the Company thereof by delivery of written notice to the Company at its principal executive office.
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5.2 Stock Appreciation Rights.
(a) General. The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals in accordance with the Plan, the terms and conditions of which will be established by the Committee, in its discretion, and set forth in an Award Agreement.
(b) Maximum Duration. The Committee will determine the term of each Stock Appreciation Right granted hereunder; provided that a Stock Appreciation Right may not be exercisable after the expiration of ten years from its grant date; provided further, however, that (i) unless the Committee provides otherwise, a Stock Appreciation Right may, upon the death of the Participant prior to the Stock Appreciation Right’s expiration, be exercised for up to one year following the date of the Participant’s death, even if such period extends beyond ten years from the Stock Appreciation Right’s grant date, and (ii) if, at the time a Stock Appreciation Right would otherwise expire at the end of its term, the exercise of the Stock Appreciation Right is prohibited by applicable law or the Company’s insider trading policy, the term will be extended until 30 days after the prohibition no longer applies. The Committee may, subsequent to the granting of any Stock Appreciation Right, extend the period within which the Stock Appreciation Right may be exercised (including following a Participant’s Termination), but in no event may the period be extended beyond the earlier of the latest date on which the Stock Appreciation Right could have been exercised and the tenth anniversary of the grant date of the Stock Appreciation Right.
(c) Vesting. The Committee will determine and set forth in the applicable Award Agreement the time or times at which a Stock Appreciation Right vests and becomes exercisable, and the conditions that must be satisfied (including performance conditions) for a Stock Appreciation Right to vest and become exercisable. To the extent not exercised, vested installments will accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date on which the Stock Appreciation Right expires.
(d) Amount Payable. Upon the exercise of a Stock Appreciation Right, the Participant will be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last business day preceding the date of exercise of such Stock Appreciation Right over, except as otherwise provided by the Committee in the case of Substitute Awards, the Fair Market Value of a Share on the date the Stock Appreciation Right was granted (the “Base Price”) by (ii) the number of Shares as to which the Stock Appreciation Right is being exercised (the “SAR Payment Amount”).
(e) Method of Exercise. A Participant may exercise an exercisable Stock Appreciation Rights only by giving notice in the form and to the Person designated by the Committee, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised.
(f) Form of Payment. Payment of the SAR Payment Amount may be made, in the discretion of the Committee, in the form of Shares having an aggregate Fair Market Value equal to the SAR Payment Amount, in cash, or in a combination thereof.
5.3 Dividend Equivalent Rights. The Committee is authorized to grant Dividend Equivalent Rights, either in tandem with an Award or as a separate Award, to Eligible Individuals in accordance with the Plan, the terms and conditions of which will be established by the Committee, in its discretion, and set forth in an Award Agreement. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or may be deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement, or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate; provided, however, that a Dividend Equivalent Right granted in tandem with another Award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the Awards with respect to which such dividends are payable. If the amount payable in respect of Dividend Equivalent Rights is to be deferred, the Committee will determine whether such amount is to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. Dividend Equivalent Rights may be settled in cash, in Shares, or a combination thereof, in a single installment or multiple installments, as determined by the Committee.
5.4 Restricted Stock.
(a) General. The Committee is authorized to grant Awards of Restricted Stock in accordance with the Plan, the terms and conditions of which will be established by the Committee, in its discretion, and set forth in an Award Agreement.
(b) Vesting. The Committee will determine and set forth in the applicable Award Agreement the time or times at which Restricted Stock vests, and the conditions that must be satisfied (including performance conditions) for Restricted Stock to vest.
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(c) Restrictions on Transfer and Legend on Stock Certificate. Unless otherwise determined by the Committee, the Company will retain possession of certificates for Shares subject to an Award of Restricted Stock until all restrictions on such Shares have lapsed. Each certificate for Shares subject to an Award of Restricted Stock, unless held by the Company, will contain a legend giving appropriate notice of the restrictions in the Award. The Committee may determine that the Company will not issue certificates for Awards of Restricted Stock until all restrictions on such Shares have lapsed. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee will cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares of Restricted Stock, free of all restrictions hereunder. With respect to book entry Shares issued to a Participant, the Committee may cause appropriate stop-transfer instructions to be delivered to the account custodian, administrator, or the Company’s corporate secretary as determined by the Committee in its sole discretion.
(d) Right to Receive Dividends. Unless the Committee determines otherwise, upon the issuance of the Shares of Restricted Stock granted pursuant to an Award, the Participant will have all of the rights of a shareholder with respect to such Shares, including the right to receive any dividends paid or made with respect to the Shares. At the time an Award of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company will accrue and be (i) deferred until the lapsing of the restrictions imposed upon such Shares, and (ii) held by the Company for the account of the Participant until such time; provided, however, that a dividend that is accrued and payable in respect of Restricted Stock, prior to its vesting, if any, will be subject to such vesting conditions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividends are payable.
5.5 Restricted Stock Units.
(a) General. The Committee is authorized to grant RSUs in accordance with the Plan, the terms and conditions of which will be established by the Committee, in its discretion, and set forth in an Award Agreement.
(b) Vesting. The Committee will determine and set forth in the applicable Award Agreement the time or times at which RSUs vest, and the conditions that must be satisfied (including performance conditions) for RSUs to vest.
(c) Settlement of RSUs. RSUs will be settled on the date(s) set forth in the Award Agreement in the form of Shares, cash equal to the Fair Market Value of the Shares that would have otherwise been delivered to the Participant (determined as of the date the Shares would have been delivered), or any combination thereof, as the Committee determines in its sole discretion. The Committee may permit or require Participants to elect to defer the issuance of Shares or settlement of an RSU pursuant to such rules, procedures, or programs as it may establish from time to time.
5.6 Performance Awards.
(a) General. The Committee is authorized to grant Performance Awards in accordance with the Plan, the terms and conditions of which will be established by the Committee, in its discretion, and set forth in an Award Agreement.
(i) Performance Units. Performance Units are denominated in U.S. dollars and, to the extent earned, represent the right to receive payment as provided in Section 5.6(c).
(ii) Performance Stock Units. Performance Stock Units are denominated in Shares and, to the extent earned, represent the right to receive payment as provided in Section 5.6(c).
(b) Vesting. The Committee will determine and set forth in the applicable Award Agreement the time or times at which Performance Awards vest, and the conditions that must be satisfied for Performance Awards to vest, including the Performance Objectives that must be satisfied in order for the Performance Award to vest and the Performance Period within which such Performance Objectives must be satisfied and the circumstances under which the Performance Award will be forfeited.
(c) Payment of Awards. Payment to Participants in respect of vested Performance Awards will be made as soon as practicable after the Committee determines the level of achievement of the applicable Performance Objectives following the last day of the Performance Period to which such Award relates or at such other time or times as the Committee may determine that the Award has become vested. Such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion will determine at any time prior to such payment.
(d) Performance Objectives. With respect to any Performance Awards, performance objectives (“Performance Objectives”) may be expressed in terms of (i) net earnings; (ii) earnings per share; (iii) net debt; (iv) revenue or sales growth; (v) net or operating income; (vi) net operating profit; (vii) return measures (including, but not limited to, return on assets, capital,
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equity or sales); (viii) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (ix) earnings before or after taxes, interest, depreciation, amortization and/or rent; (x) share price (including, but not limited to growth measures and total stockholder return); (xi) expense control or loss management; (xii) customer satisfaction; (xiii) market share; (xiv) economic value added; (xv) working capital; (xvi) the formation of joint ventures or the completion of other corporate transactions; (xvii) gross or net profit margins; (xviii) revenue mix; (xix) operating efficiency; (xx) product diversification; (xxi) market penetration; (xxii) measurable achievement in quality, operation or compliance initiatives; (xxiii) quarterly dividends or distributions; (xxiv) employee retention or turnover; or (xxv) any other individual, operational, financial or other goal as may be determined by the Committee; (xxvi) funds from operations or adjusted funds from operations; or (xxvii) any combination of or a specified increase in any of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries or Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Period shall be established by the Committee while the performance relating to the Performance Objectives remains substantially uncertain.
(i) Effect of Certain Events. The Committee may adjust the Performance Objectives in respect of a Performance Award after it has been issued to reflect the impact of specified events, including any one or more of the following with respect to the Performance Period: (i) the gain, loss, income, or expense resulting from changes in accounting principles or laws that become effective during the Performance Period; (ii) the gain, loss, income, or expense reported by the Company with respect to the Performance Period that are extraordinary or unusual in nature, or infrequent in occurrence; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims or litigation, and all or certain insurance recoveries relating to claims or litigation; (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year; (vi) the impact of fluctuations in foreign currency exchange rates; or (vii) other extraordinary or unusual events as determined by the Committee. The events may relate to the Company as a whole or to any part of the Company’s Subsidiaries or Divisions, as determined by the Committee. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards unless another objective method of measurement is designated by the Committee.
(ii) Determination of Performance. Prior to the vesting, payment, settlement, or lapsing of any restrictions with respect to any Performance Award, the Committee must determine whether the applicable Performance Objectives have been satisfied.
5.7 Cash-Based Awards. The Committee is authorized to grant Cash-Based Awards in accordance with the Plan in such amount and on such terms and conditions as the Committee may determine in its sole discretion at the time of grant. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-dominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in cash and in accordance with the terms of the Award as the Committee determines.
5.8 Other Share-Based Awards. The Committee is authorized to grant Other Share-Based Awards pursuant to the Plan, including Awards of fully vested Shares or Awards based on the achievement of service and/or performance criteria, the terms and conditions of which will be established by the Committee, in its discretion, and set forth in an Award Agreement.
5.9 Settlement of Awards; Rights of Participants.
(a) Plan and Award Agreements Govern. Any Shares delivered pursuant to the grant of Restricted Stock, exercise of an Option or a Stock Appreciation Right, settlement of an RSU or Performance Award, or the grant, exercise, or settlement of, Dividend Equivalent Rights, or Other Share-Based Awards will be subject to any such additional conditions, restrictions, and contingencies as the Committee may establish pursuant to the Plan and the applicable Award Agreement, in addition to the conditions set forth herein.
(b) Conditions to Effectiveness of Awards. The effectiveness of any Award or the issuance of any Shares in connection with the Award will be subject to the Participant’s execution of the Award Agreement evidencing the Award (which, in the case of an electronically distributed Award Agreement, will be deemed to have been executed by an acknowledgement of receipt or in such other manner as the Committee may prescribe).
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(c) Issuance of Shares. No Participant will be deemed for any purpose to be the owner of any Shares subject to any Award (including, without limitation, for purposes of determining voting rights) unless and until (a) the Award is exercised or settled pursuant to the terms thereof (if applicable), (b) the Company issues and delivers the Shares (if certificated) or evidence of book entry Shares, to the Participant, a securities broker acting on behalf of the Participant, or such other nominee of the Participant, and (c) the Participant’s name, or the name of his or her broker or other nominee, is entered as a holder of record on the books of the Company. Awards may be exercised or settled for whole Shares only, and no fractional Shares may be issued pursuant to the Plan.
6. Effect of a Termination; Transferability.
6.1 Termination. The Award Agreement evidencing the grant of each Award will set forth the terms and conditions that apply to such Award in connection with a Termination, as the Committee, in its discretion, determines at the time at which the Award is granted.
6.2 Transferability of Awards and Shares.
(a) Non-Transferability of Awards. Except as set forth in Section 6.2(c) or (d) or as otherwise permitted by the Committee and as set forth in the applicable Award Agreement, either at the time of grant or at any time thereafter, no Award may be (i) sold, transferred, or otherwise disposed of, (ii) pledged or otherwise hypothecated, or (iii) subject to attachment, execution, or levy of any kind, and any purported transfer, pledge, hypothecation, attachment, execution, or levy in violation of this Section 6.2 will be null and void. An Option (or any other Award subject to exercise) may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legal representative.
(b) Restrictions on Shares. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, restrictions under the requirements of any stock exchange or market upon which such Shares are then listed or traded, and restrictions under any blue sky or state securities laws applicable to such Shares.
(c) Transfers by Will or by Laws of Descent or Distribution. Any Award may be transferred by will or by the laws of descent or distribution; provided, however, that (i) any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Agreement, and the Company will not be required to recognize any such transfer unless and until the transferee, as a condition of such transfer, delivers to the Company a written instrument in the form and substance satisfactory to the Company confirming that such transferee agrees to be bound by all the terms and conditions of the Award, and (ii) the Participant’s estate or Beneficiary appointed in accordance with this Section 6.2(c) will remain liable for any taxes with respect to such Award that may be imposed by any federal, state, or local tax authority. References herein to a Participant, if relevant in the context, will include references to authorized transferees.
(d) Beneficiary Designation. To the extent permitted by applicable law, the Company may, from time to time, permit each Participant to name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid or who may exercise or settle any rights of the Participant under any Awards granted under the Plan in the event of the Participant’s death or legal incapacity before he or she receives any or all of such benefit or, if applicable, exercises or settles such Award. Each designation made by a Participant will revoke all prior designations by the same Participant, must be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation or if any such designation is not effective under applicable law as determined by the Committee, benefits under Award Agreements remaining unpaid at the Participant’s death and rights to be exercised following the Participant’s death will be paid to or exercised by the Participant’s estate.
(e) Domestic Relations Orders. Subject to the approval of the Committee, Awards may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
6.3 Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of such Participant’s services for the Company and any Subsidiary is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Committee may determine, to the extent permitted by applicable law, to (a) make a corresponding reduction in the number of Shares or cash amount subject to any portion
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of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (b) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
7. Adjustment upon Changes in Capitalization.
7.1 Committee Actions on a Change in Capitalization.
(a) Treatment of Awards. In the event of a Change in Capitalization, the Committee will make one or more adjustments that it determines to be equitable to each Award such that no dilution or enlargement of benefits or potential benefits occurs. If any such Change in Capitalization includes an exchange of Shares, each Award that is denominated in, or relates to, Shares will be adjusted to the reflect the number and class of Shares into which such Shares are exchanged such that no dilution or enlargement of the benefits occurs, all without change in the aggregate purchase price, if any, for the Shares then subject to such Award. Action by the Committee pursuant to this Section 7.1 may include adjustments to any or all of the following: (i) the number and type of Shares (or other securities or other property) that may thereafter be made the subject of Awards or be delivered under the Plan, (ii) the number and class of Shares (or other securities) that may be issued upon exercise of Incentive Stock Options, (iii) the purchase price or Option Price of a Share under any outstanding Option, the Base Price under any Stock Appreciation Right, or the measure to be used to determine the amount of the benefit payable on an Award, (iv) the Performance Objectives applicable to outstanding Performance Awards and other performance criteria applicable to other outstanding Awards, and (v) any other adjustments the Committee determines to be equitable. The Company may, in its sole discretion, cause any direct or indirect Subsidiary or Affiliate to satisfy any cash-based obligations relating to adjustments made pursuant to this Section 7.1, including by making cash payments to the Participant.
(b) Modifications of Incentive Stock Options. Any such adjustment pursuant to this Section 7.1 must be made in such a manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.
7.2 Conditions Applicable to Awards in a Change in Capitalization. If, pursuant to an Award Agreement and by reason of a Change in Capitalization, a Participant becomes entitled to, or becomes entitled to exercise or settle an Award with respect to, new, additional, or different Shares or other securities of the Company or any other entity, such new, additional, or different Shares or other securities, as the case may be, will be subject to all of the conditions, restrictions, and performance criteria that applied to the Shares subject to the Award prior to such Change in Capitalization.
7.3 Treatment of Fractional Shares. Any adjustment provided under this Section 7 may provide for the elimination of any fractional Share that might otherwise become subject to an Award.
8. Effect of Certain Transactions.
8.1 Treatment of Awards in Connection with a Corporate Transaction. Except as otherwise provided in the applicable Award Agreement, all outstanding Awards will terminate upon the consummation of a Corporate Transaction, unless provision is made in the sole discretion of the Committee in connection with such transaction for the assumption or continuation of such Awards by, or the substitution for such Awards with new awards of, the surviving successor, or resulting entity, or a parent or subsidiary thereof, with such adjustments as to the number and kind of Shares or other securities or property subject to such new awards, stock option and stock appreciation right exercise or base prices, and other terms of such new awards as the Committee determines.
Notwithstanding the foregoing, except as otherwise provided in the applicable Award Agreement, outstanding vested Awards, including those Awards that would become vested upon the consummation of the Corporate Transaction, may not be terminated upon the consummation of a Corporate Transaction unless holders of affected Awards are provided either (a) in the case of vested Options and Stock Appreciation Rights, including those Options and Stock Appreciation Rights that would become vested upon the consummation of the Corporate Transaction, a period of at least 15 calendar days prior to the consummation of the Corporate Transaction to exercise the Options and Stock Appreciation Rights, or (b) in the case of vested Awards, including those Awards that would become vested upon the consummation of the Corporate Transaction (and including vested Options and Stock Appreciation Rights that are not impacted by actions taken pursuant to clause (a) above), a payment (in cash, property, or securities (or a combination thereof) or other consideration upon or immediately following the consummation of the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis consistent with the payment schedule for shareholders generally) in respect of each Share covered by the Award being canceled of an amount equal to the per-Share price
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to be paid or distributed to shareholders in the Corporate Transaction (less, in the case of Options, the Option Price, and in the case of Stock Appreciation Rights, the Base Price), in each case with the value of any non-cash or deferred consideration to be determined by the Committee in good faith. For the avoidance of doubt, if the amount determined for any Option or Stock Appreciation Right pursuant to clause (b) above is zero or less, the Option or Stock Appreciation Right may be canceled in connection with the consummation of the Corporate Transaction without any payment therefor.
8.2 Committee Actions Prior to a Corporate Transaction. Without limiting the generality of the foregoing or being construed as requiring any such action, in connection with any Corporate Transaction, subject to the applicable Award Agreement, the Committee may, in its sole and absolute discretion, effective upon or at any time prior to any Corporate Transaction (and any such action may be made contingent upon the occurrence of the Corporate Transaction) (i) cause any or all unvested Awards to become fully vested and immediately exercisable (as applicable) and provide the holders of Options and Stock Appreciation Rights a reasonable period of time prior to the date of the consummation of the Corporate Transaction to exercise such Options and Stock Appreciation Rights, or (ii) to the extent permitted by Section 409A of the Code, cancel any or all unvested Awards as of the consummation of the Corporate Transaction (x) for no consideration or (y) in exchange for a payment (in cash or other consideration as determined by the Committee in its discretion pursuant to this Section 8) in respect of each Share covered by the Award, or for Options and Stock Appreciation Rights being terminated, an amount equal to all or a portion of the excess, if any, of the per-Share price to be paid or distributed to shareholders in the Corporate Transaction (the value of any non-cash or deferred consideration to be determined by the Committee in good faith) over the Option Price of the Options or the Base Price of the Stock Appreciation Rights, which may be paid in accordance with the vesting schedule of the Award as set forth in the applicable Award Agreement, upon the consummation of the Corporate Transaction, or at such other time or times as the Committee may determine. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, upon or at any time prior to any Corporate Transaction (and such action may be contingent upon the occurrence of the Corporate Transaction), provide in the transaction agreement or otherwise for different treatment for Awards held by different Participants.
8.3 Participant Consent Not Required. Any action permitted under this Section 8 may be taken without the consent of any Participant.
8.4 Participant Obligations. In addition to the foregoing, in connection with any Corporate Transaction, prior to any payment or adjustment contemplated herein, the Committee may require a Participant to (A) represent and warrant as to the Participant’s unencumbered title to the Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Shares, and (C) deliver customary transfer documentation as reasonably determined by the Committee, including a letter of transmittal or similar acknowledgment as a condition to receiving any payment in respect of his or her Awards in connection with a Corporate Transaction, in which case any Participant who has not returned any such letter or similar acknowledgment within the time period established by the Committee and with due regard for the requirements of Section 409A of the Code for returning any such letter or similar acknowledgement will forfeit his or her right to any payment, and his or her associated Award may be canceled without any payment therefor.
9. Interpretation.
9.1 Section 16 Compliance. To the extent applicable, the Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee is required to interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule will be inoperative and will not affect the validity of the Plan.
9.2 Compliance with Section 409A. All Awards granted under the Plan are intended to be either exempt from Section 409A of the Code or, if subject to Section 409A of the Code, administered, operated, and construed in compliance therewith. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Award granted hereunder in any manner or take any other action that it determines, in its sole discretion, is necessary, appropriate, or advisable (including replacing any Award) to cause the Plan or any Award granted hereunder to comply with Section 409A of the Code or to be exempt from Section 409A of the Code. Any such action, once taken, will be deemed effective from the earliest date necessary to avoid a violation of Section 409A of the Code and will be final, binding, and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.
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Notwithstanding anything to the contrary in the Plan or in an Award Agreement, solely with respect to any Award that provides for a “deferral of compensation,” as that term is defined under Section 409A of the Code:
(a) if the definition of Change in Control or Corporate Transaction is required to comply with the requirements of Section 409A of the Code in order for such Award to comply with Section 409A of the Code, then no transaction or series of transactions otherwise constituting a Change in Control or Corporate Transaction, as applicable, as defined in the Plan, will be considered a Change in Control or Corporate Transaction, as applicable, for such purposes unless it also qualifies as a change in the ownership or effective control of an appropriate entity, or in the ownership of a substantial portion of the assets thereof, within the meaning of Section 409A of the Code;
(b) if the definition of Disability is required to comply with the requirements of Section 409A of the Code in order for such Award to comply with Section 409A of the Code, then the Participant holding such Award will not be deemed to have experienced a Disability for purposes of determining the payment date of such Award unless the Participant both satisfies the definition of Disability in the Plan and either (x) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (y) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer;
(c) if the definition of Termination is required to constitute a “separation from service” within the meaning of Section 409A of the Code in order for such Award to comply with Section 409A of the Code, then (x) the Participant holding such Award will not be deemed to have experienced a Termination for purposes of determining the payment date of such Award unless the Participant has experienced a Termination, as defined in the Plan, as well as a “separation from service” within the meaning of Section 409A of the Code, and (y) if the Participant is a “specified employee” for purposes of Section 409A of the Code, the applicable payment (calculated as of such Participant’s separation from service) will be delayed until the day after the first to occur of (i) the day that is six months from the effective date of the separation from service and (ii) the date of the Participant’s death, with any delayed amounts being paid or settled, without interest, on such date.
10. Termination and Amendment of the Plan or Modification of Awards.
10.1 Effective Date and Duration of the Plan. The Plan is effective on the Effective Date, subject to the approval of the Company’s shareholders within twelve (12) months after the Effective Date. The Plan will terminate on the Plan Termination Date, and no Award may be granted after that date. Notwithstanding any termination of the Plan, any Awards, and any terms and conditions applicable to any such Awards, granted prior to the Plan Termination Date will survive the termination of the Plan and continue to apply to such Awards.
10.2 Plan Amendment or Plan Termination. The Board may terminate the Plan at any time, and may at any time and from time to time amend, modify, or suspend the Plan; provided, however, that (a) no such amendment, modification, suspension, or termination will materially impair or materially and adversely alter the terms of any Awards theretofore granted under the Plan in a manner adverse to the Participant who holds such Awards, except with the consent of such Participant, nor may any amendment, modification, suspension, or termination deprive any Participant of any Shares acquired through or as a result of the Plan, except in either case, as the Board deems necessary or appropriate to comply with applicable law or the rules and regulations of any governmental authority, and (b) to the extent necessary under any applicable law, regulation, or exchange requirement, no amendment will be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation, or exchange requirement.
10.3 Modification of Awards. No modification of an Award that is not otherwise permitted by the terms of the Plan or an Award Agreement shall materially and adversely impair or alter any rights or obligations under the Award in a manner adverse to the Participant who holds such Award, except with the consent of the Participant.
10.4 Participants Outside of the United States. Notwithstanding anything herein to the contrary, the Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order for such Award to conform to laws, regulations, and customs of the country in which the Participant is then a resident, or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, is
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comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 10.4 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law, regulation, or exchange requirement. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or are primarily employed or providing services outside the United States.
11. Non-Exclusivity of the Plan.
The adoption of the Plan by the Board will not be construed as amending, modifying, or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under the Plan, and such arrangements may apply either generally or only in specific cases.
12. Limitation of Liability.
As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan should be construed to (a) give any Person any right to be considered for the grant of an Award or to be granted an Award other than at the sole discretion of the Committee, (b) give any Person any rights whatsoever with respect to Shares except as explicitly provided in the Plan, (c) limit in any way the right of any member of the Company Group to terminate the employment of or the provision of services by any Person at any time, or (d) be evidence of any agreement or understanding, express or implied, that any member of the Company Group will pay any Person at any particular rate of compensation or for any particular period of time.
13. Regulations and Other Approvals; Governing Law.
13.1 Governing Law. Except as to matters of federal law, the Plan and the rights of all Persons claiming hereunder should be construed and determined in accordance with the laws of the State of Indiana, without giving effect to conflicts of laws principles thereof.
13.2 Compliance with Law.
(a) Sale or Delivery of Shares. The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan is subject to all applicable laws, rules, and regulations, including all applicable federal and state securities laws, and receiving all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
(b) Modifications by the Board. The Board may make such changes as it deems necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code.
(c) Limitations for Securities Law Compliance. Each grant of an Award and the issuance of Shares in settlement of the Award is subject to compliance with all applicable federal, state, and foreign law. Further, if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any federal, state, or foreign law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards will be, or will be deemed, granted, nor may any payment be made or Shares issued in respect thereof, in whole or in part, unless listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions that are not acceptable to the Committee. Any Person exercising or settling an Award is required to make such representations and agreements and furnish such information as the Board or Committee may request to assure compliance with the foregoing or any other applicable legal requirements.
13.3 Transfers of Plan Acquired Shares. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the disposition of Shares acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act, and is not otherwise exempt from registration thereunder, such Shares will be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to the receipt of such Shares, to represent, warrant, and covenant to the Company in writing that the Shares acquired by such individual are acquired without a view
MediaCo Holding Inc.  61  2025 Proxy Statement

to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The Company will appropriately amend, or have an appropriate legend placed on, the certificates evidencing any of such Shares to reflect their status as restricted securities as aforesaid.
14. Miscellaneous.
14.1 Award Agreements. Each Award Agreement will be either (a) in writing in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Awards as the Committee may provide. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company.
14.2 Forfeiture Events; Clawback. Notwithstanding anything herein to the contrary, the Committee may specify in an Award Agreement or in any policy of the Company, whether adopted prior to or subsequent to the grant date of an Award, that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, clawback, or recoupment upon the occurrence of certain specified events or as required by law, regulation, or exchange requirement, in addition to any otherwise applicable forfeiture provisions that apply to the Award. Without limiting the generality of the foregoing, each Award under the Plan will be subject to each applicable clawback policy maintained by the Company Group from time to time as necessary to comply with applicable law or exchange listing requirements, regardless of whether such clawback policy is implemented before or after the grant date of such Awards.
14.3 Multiple Agreements. The terms of each Award may differ from other Awards granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan.
14.4 Right of Offset. The Company has the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any undisputed outstanding amounts that the Participant then owes to any member of the Company Group (including, without limitation, travel and entertainment, advance account balances, loans, or amounts repayable to any member of the Company Group pursuant to clawback policy, tax equalization, housing, automobile, or other employee programs), provided that the Participant is first offered the opportunity to pay cash for such outstanding amounts. Notwithstanding the foregoing, the Committee has no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan in respect of any Awards or in respect of any non-qualified deferred compensation amounts if such offset would subject the Participant to an additional tax imposed under Section 409A of the Code.
14.5 Waiver of Claims. Each Participant who receives an Award recognizes and agrees that, before being selected by the Committee to receive an Award, he or she has no right to any benefits under such Award. Accordingly, in consideration of the Participant’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action, or omission hereunder or under any Award Agreement by the Committee, the Company, its Subsidiaries and Affiliates, or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Award Agreement for which his or her consent is expressly required by the express terms of the Award Agreement or the Plan).
14.6 Withholding of Taxes. Any member of the Company Group may withhold at the maximum allowable withholding rate from any payment of cash or distribution of Shares or other property to a Participant or any other person under the Plan an amount or number of Shares sufficient to cover any required tax withholding with respect to such payment or may take any other action as it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant, exercise, or settlement of any Award under the Plan. Any member of the Company Group may require the payment of any such taxes and require that any person furnish information deemed necessary by any member of the Company Group to meet any tax reporting obligation as a condition to exercise or before making any payment pursuant to an Award. If approved in advance by the Committee and subject to applicable law, a Participant may, in satisfaction of his or her obligation to pay tax withholding in connection with the exercise, vesting, or other settlement of an Award, elect to (a) make a cash payment to the Company, (b) have withheld a portion of the Shares then issuable to him or her, (c) surrender Shares owned by the Participant prior to the exercise, vesting, or other settlement of an Award, in each case having an aggregate Fair Market Value equal to such tax withholding, or (d) utilize a cashless settlement procedure through a registered broker-dealer pursuant to such cashless settlement procedures that are, from time to time, deemed acceptable by the Committee. As a condition to accepting an Award under the Plan, in the
MediaCo Holding Inc.  62  2025 Proxy Statement

event that the amount of the Company’s or its Subsidiary’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and its Subsidiaries, each Participant agrees to indemnify and hold the Company and its Subsidiaries harmless from any failure by the Company and its Subsidiaries to withhold the proper amount.
14.7 Unfunded Plan. The Plan is unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company is not required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award granted under the Plan.
MediaCo Holding Inc.  63  2025 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 7, 2025 for shares held directly and by 11:59 p.m. Eastern Time on August 5, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MDIA2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 7, 2025 for shares held directly and by 11:59 p.m. Eastern Time on August 5, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76384-P35794

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDIACO HOLDING INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Director

Nominee:	For	Withhold
1a. Colbert Cannon	☐	☐

The Board of Directors recommends voting FOR proposals 2, 3 and 4.	For	Against	Abstain
2. Approval of the 2025 Equity Compensation Plan as set forth in Exhibit A to the proxy statement.	☐	☐	☐
3. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
4. Ratification of the selection of Deloitte & Touche LLP as MediaCo Holding Inc.'s independent registered public accountants for the year ending December 31, 2025.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

*** To maximize the efficiency of our meeting process, we have decided to hold the meeting solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our website (www.MediaCoHolding.com) under the Investors heading, and we encourage you to check this page of our website prior to the meeting.**

V76385-P35794

The undersigned hereby appoints Alberto Rodriguez and Debra DeFelice, and each of them individually, as attorneys-in-fact and proxy, with full power of substitution and to vote as designated on the reverse side all shares of Class A Common Stock of MediaCo Holding Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Friday, August 8, 2025 at 9:00 a.m., local time, via virtual conference using www.virtualshareholdermeeting.com/MDIA2025 and at any adjournment thereof. **If a vote is not designated on the reverse side, the shares represented by this Proxy will be voted with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.**

This Proxy is Solicited on Behalf of the MediaCo Holding Inc. Board of Directors

Continued and to be signed on reverse side

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 7, 2025 for shares held directly and by 11:59 p.m. Eastern Time on August 5, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MDIA2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 7, 2025 for shares held directly and by 11:59 p.m. Eastern Time on August 5, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76386-P35794 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDIACO HOLDING INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Robert L. Greene	☐	☐
1b. Deborah A. McDermott	☐	☐

The Board of Directors recommends voting FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Approval of the 2025 Equity Compensation Plan as set forth in Exhibit A to the proxy statement.	☐	☐	☐
3. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
4. Ratification of the selection of Deloitte & Touche LLP as MediaCo Holding Inc.'s independent registered public accountants for the year ending December 31, 2025.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

*** To maximize the efficiency of our meeting process, we have decided to hold the meeting solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our website (www.MediaCoHolding.com) under the Investors heading, and we encourage you to check this page of our website prior to the meeting.**

V76387-P35794

The undersigned hereby appoints Alberto Rodriguez and Debra DeFelice, and each of them individually, as attorneys-in-fact and proxy, with full power of substitution and to vote as designated on the reverse side all shares of Class B Common Stock of MediaCo Holding Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Friday, August 8, 2025 at 9:00 a.m., local time, via virtual conference using www.virtualshareholdermeeting.com/MDIA2025 and at any adjournment thereof. **If a vote is not designated on the reverse side, the shares represented by this Proxy will be voted with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.**

This Proxy is Solicited on Behalf of the MediaCo Holding Inc. Board of Directors

Continued and to be signed on reverse side